                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule
    14a-11(c) or Rule 14a-12

                                    IMP, Inc.

     Name of Person(s) Filing Proxy Statement (if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)    Title of each class of securities to which transaction applies:

    (2)    Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)    Proposed maximum aggregate value of transaction:

    (5)    Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)    Amount Previously Paid:

    (2)    Form, Schedule or Registration Statement No.:

    (3)    Filing Party:

    (4)    Date Filed

                                    IMP, INC.
                             2830 North First Street
                           San Jose, California 95134



     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD __________ __, 2000



        TO THE STOCKHOLDERS OF IMP, INC.:


        The Annual Meeting of Stockholders of IMP, Inc. (the "Company") will be held at the executive offices of IMP, Inc., 2830 North First Street, San Jose, California on __________ __, 2000 at _______p.m. (the "Annual Meeting") for the following purposes:


        1. To elect the Board of Directors to serve until the next Annual Meeting and until their successors are elected and qualified;

        2. To approve and adopt the Phase Two Stock Purchase Agreement dated as of December 15, 1999 (the "Stock Purchase Agreement") between the Company and Teamasia Semiconductors PTE Ltd., a Singapore corporation ("Teamasia"), pursuant to which, among other things, the Company will issue and sell to Teamasia an aggregate of 4,793,235 shares of common stock of the Company;


        3. To approve and adopt an amendment to the Company's Certificate of Incorporation (the "Certificate of Incorporation Amendment") to provide that stockholder approval be required to approve any purchase of shares of stock of the Company resulting in Teamasia and/or its affiliates holding more than 51% of the Company's Common Stock on a fully diluted basis;


        4.     To approve and adopt the 1999 IMP, Inc. Stock Option Plan;


        5.     To approve and adopt the 2000 IMP, Inc. Stock Option Plan;

        6. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending March 26, 2000; and

        7. To transact such other business as may properly come before the meeting or any adjournment thereof.

        THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS, "FOR" THE APPROVAL AND ADOPTION OF THE STOCK PURCHASE AGREEMENT, "FOR" THE APPROVAL AND ADOPTION OF THE CERTIFICATE OF INCORPORATION AMENDMENT, "FOR" THE APPROVAL AND ADOPTION OF THE 1999 IMP, INC. STOCK OPTION PLAN, "FOR" THE APPROVAL AND ADOPTION OF THE 2000 IMP, INC. STOCK OPTION PLAN, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice, which is incorporated herein by this reference. Any stockholders of record at the close of business on March __, 2000 will be entitled to vote at the Annual Meeting and any adjournment thereof. The transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company. If you do not plan to attend the Annual Meeting in person, please sign, date and return the enclosed proxy in the envelope provided. If you plan to attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS





                                      /s/ BRAD WHITNEY
                                      -------------------------------------
                                      Brad Whitney
                                      Chief Executive Officer and President



        San Jose
        March 15, 2000

                                    IMP, INC.
                             2830 North First Street
                           San Jose, California 95134

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON _______________, 2000


GENERAL


        The enclosed proxy is solicited on behalf of the Board of Directors of IMP, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held on ______________, 2000 (the "Annual Meeting") and any adjournment or postponement thereof. The Annual Meeting will be held at ___ p.m. at the executive offices of IMP, Inc., 2830 North First Street, San Jose, California 95134. Stockholders of record on March __, 2000 will be entitled to notice of and to vote at the Annual Meeting.

        This Proxy Statement and accompanying proxy (the "Proxy") and Notice of Annual Meeting were first mailed to all stockholders entitled to vote on or about March ________, 2000.


VOTING

        On January __, 2000, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were approximately 4,040,544 shares of Common Stock outstanding. No shares of the Company's preferred stock are outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and, with respect to Proposal No. 3 will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

REVOCABILITY OF PROXIES

        Any person giving a Proxy has the power to revoke it at any time before its use. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, IMP, Inc., 2830 North First Street, San Jose, California, 95134, a notice of revocation or another signed Proxy with a later date or by attending the Annual Meeting and voting in person.

SOLICITATION

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. Except for the compensation to a third party solicitation firm for certain services, no compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

SHARE OWNERSHIP


        The following table sets forth certain information known to the Company regarding the ownership of the Company's Common Stock as of January 12, 2000 for
(i) each director (ii) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (iii) the Company's Chief Executive Officer and the Company's four most highly paid executive officers who earned in excess of $100,000 during the fiscal year ended March 28, 1999, and (iv) all current directors and executive officers of the Company as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.


---------------------------------------------------------------------------
                                                           Percent of
                                       Number of          Total Shares
          Name                           Shares          Outstanding(1)
---------------------------------------------------------------------------
Teamasia Semiconductors PTE Ltd.         671,173(2)            16.6%
James Phillips Ferguson(3)                 8,000                  *
Barry Wiley                                    0
Zvi Grinfas(4)                            37,919                  *
David A. Laws(5)                             309                  *
Peter D. Olson                             2,000                  *
Bernard V. Vonderschmitt                   3,949                  *
Jerry DaBell(6)                            8,746                  *
Moiz Khambaty                              6,373                  *
Subbarao Pinamaneni(7)                         0                  *
Tarsaim Batra                              8,627                  *
Ron Laugesen                              10,275
Brad Whitney(8)                            1,000                  *
Joy Leo                                        0                  *
All current directors and
    executive officers as a
    group (9 persons)                     76,889                1.9%
---------------------------------------------------------------------------


* Less than one percent (1%).


(1) Percentage of beneficial ownership is calculated assuming 4,040,544 shares of Common Stock were outstanding on March __, 2000. This percentage may include Common Stock of which such individual or entity has the right to acquire beneficial ownership within 60 days of March __, 2000, including but not limited to the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.

(2) This does not include the 4,793,235 Shares of Common Stock to be issued upon the consummation of the transaction described in Proposal No. 2, below. The address of Teamasia is PSA Building, P.O. Box 512, Singapore 911148.


(3) As of September 1999, Mr. Ferguson is no longer a director or officer of the Company. 3,000 of Mr. Ferguson's shares are held in the Francis L. Ferguson Trust.

(4) 1,298 of the shares beneficially owned by Mr. Grinfas are in the name of Zvi and Eva Grinfas.

(5) Shares beneficially owned by Mr. Laws are in the name of the Laws Family Trust. As of April, 1999, Mr. Laws is no longer an officer of the Company.

(6) Shares beneficially owned by Mr. DaBell are in the name of Jerry and Christy DaBell.


(7) Mr. Pinamaneni is a Managing Director and stockholder of Teamasia Semiconductors PTE Ltd. Mr. Pinamaneni disclaims beneficial ownership of the Company's Common Stock owned by Teamasia Semiconductors PTE Ltd. (except to the extent of his beneficial ownership therein).


(8) Shares beneficially owned by Mr. Whitney are in the name of Brad and Gail Whitney.

          ------------------------------------------------------------

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

          ------------------------------------------------------------


        The persons named below are nominees for director to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The Company's Bylaws provide that the authorized number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders. The authorized number of directors is currently four (4). The Board of Directors has selected four (4) nominees, of which four are currently directors of the Company. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The four (4) candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.


        NOMINEES

        Set forth below is information regarding the nominees, including information furnished by them, any arrangements pursuant to which they were selected as directors or nominees and their ages as of December 31, 1999:


       NAME                         AGE              FIRST YEAR ELECTED DIRECTOR
       Brad Whitney                 45                       2000

       Zvi Grinfas                  59                       1981

       Subbarao Pinamaneni          46                       1999

       Bernard Vonderschmitt        76                       1991


        BUSINESS EXPERIENCE OF DIRECTORS


        Mr. Whitney, 45, Chief Executive Officer and President, was appointed to the Board of Directors in January 2000 to fill an existing vacancy. From 1998 to 1999 he served as Senior Vice President of New Business for Bourns, Inc. From 1992 until 1997 he served as President and Chief Operating Officer of Linfinity Microelectronics, Inc.


        Mr. Grinfas, 59, Chairman of the Board, is a co-founder of the Company and has been a director of the Company since its organization in January 1981. He served as Senior Vice President for the Company, managing the Business Development Group, until December 1984. At that time he became Senior Vice President, Engineering, a position he held until May 1986, when he became Vice President, Business Development and Sales Director of Southern Europe of IMP Europe Limited. Mr. Grinfas ceased working for IMP Europe Limited in December 1988, and was then employed as a consultant, which included serving in the function of General Manager, Microelectronic Operations for Elron Electronics Industries, Ltd. from February 1989 through February 1990. Mr. Grinfas served as Chief Executive Officer and President of the Company from August, 1999 until January, 2000; after his service in these capacities, Mr. Grinfas has assumed a reduced role in the management of the Company.

        Mr. Vonderschmitt, 76, was co-founder of Xilinx, Inc. ("Xilinx"), a supplier of field programmable gate arrays. He served as the President of Xilinx from its inception in February 1984 to August 1994 and as it Chief Executive Officer from August 1994 to January 1996 and is currently Chairman of the board of directors of Xilinx. Mr. Vonderschmitt also serves as a director on the boards of directors of Credence Systems Corporation and Sanmina Corporation, as well as private companies. He has been a director of the Company since February 1991.


        Mr. Subbarao Pinamaneni, 46, has over 20 years of experience in the semiconductor industry. He has worked for major semiconductor companies, including National Semiconductor and Altera Semiconductors, in the United States and Asia. His responsibilities have included managing packaging and testing operations. Mr. Pinamaneni is the nominee to the Company's Board of Directors of Teamasia Semiconductors (India) Ltd. pursuant to the provisions of the Stock Purchase Agreement, dated October 8, 1999, by and between the Company and Teamasia, a copy of which is included as Exhibit B to this Proxy Statement. In April 1995, Mr. Pinamaneni filed a voluntary petition for Chapter 11 Bankruptcy which case was concluded in November 1997. Mr. Pinamaneni serves as Managing Director of Teamasia.


BOARD OF DIRECTORS COMMITTEES AND MEETINGS

        During the fiscal year ended March 28, 1999, the Board of Directors held seven (7) meetings. As of March 28, 1999, the Company had four standing
Committees: an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Committee.


        The Audit Committee is primarily responsible for approving the services performed by the Company's independent accountants and reviewing reports of the Company's external accountants regarding the Company's accounting practices and systems of internal accounting controls. This Committee, during the fiscal year ended March 28, 1999, consisted of Messrs. Grinfas, Olson and Vonderschmitt. This Committee held zero (0) meetings during the last fiscal year.


        The Compensation Committee reviews and approves the Company's general compensation policies and sets compensation levels for the Company's executive officers. This Committee, during the fiscal year ended March 28, 1999, consisted of Messrs. Grinfas, Olson and Vonderschmitt. This Committee held one (1) meeting during the last fiscal year and also acted by unanimous written consent zero (0) times.


        The Nominating Committee is responsible for recommending nominees for members of the Company's Board of Directors. This Committee, during the fiscal year ended March 28, 1999, consisted of Messrs. Olson and Vonderschmitt. This Committee held zero (0) meetings during the last fiscal year.


        The Stock Option Committee has been granted separate but concurrent jurisdiction to make option grants under the Company's Discretionary Option Grant Program to individuals that are not subject to the short-swing trading restrictions under the federal securities laws. This Committee, during the fiscal year ended March 28, 1999, consisted of Mr. Ferguson. This Committee held zero (0) meetings during the last fiscal year and acted by unanimous written consent fifteen (15) times.

        No incumbent director serving for the full fiscal year attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees of the Board on which he serves.

COMPENSATION OF DIRECTORS

        Each non-employee member of the Board of Directors receives $1,500 for each full fiscal quarter that he serves as a member of the Board of Directors, and $1,000 for each meeting he attends. Mr. Grinfas does not receive fees, but instead receives reimbursement for his travel expenses incurred in attending meetings of the Board of Directors, which totaled approximately $27,869 in fiscal 1999. In addition, non-employee members of the Board are eligible to receive options to purchase shares of the Company's Common Stock.

        Each individual newly elected or appointed as a non-employee member of the Board will be granted on such date of election or appointment an automatic option grant for 2,000 shares of Common Stock under the Company's Stock Option Plan (the "Option Plan"). Each individual who continues to serve as a non-employee Board member will receive additional automatic option grants, each for 2,000 shares of Common Stock, at successive four (4)-year intervals over his or her period of continued Board service. The first such additional grant will be made on the later of (A) the date of the 1994 Annual Stockholders Meeting or (B) the date of the Annual Stockholders Meeting held in the calendar year in which occurs the fourth anniversary of the grant date of the initial automatic option grant made to such individual, provided he or she is re-elected to the Board at that Annual Meeting. Additional automatic grants for 2,000 shares each will be made to such individual at every fourth Annual Stockholders Meeting thereafter over such individual's period of continued service as a non-employee Board member.

        Each such grant becomes exercisable for all of the shares upon the optionee's completion of six (6) months of service on the Board and becomes immediately exercisable for all of the option shares if the Company is acquired by merger, asset sale or hostile take-over. The option shares are subject to repurchase at the original exercise price if the optionee ceases Board service prior to vesting in the shares. The Board member will vest in twenty-five percent (25%) of the option shares upon completion of one (1) year of Board service, and the balance will vest in thirty-six (36) successive equal monthly installments over the optionee's continued period of Board service, subject to accelerated vesting upon the optionee's death or disability or if the Company is acquired by merger, asset sale or hostile take-over. Such options have a maximum term of ten (10) years, subject to earlier termination upon the optionee's cessation of Board service. Upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding Common Stock, each automatic option grant will be canceled, and the non-employee Board member will be entitled to a cash distribution from the Company based upon the tender-offer price.

APPROVAL REQUIRED

        Approval of Proposal No. 1 requires the approval of the holders of a majority of the total votes of the shares present and entitled to vote on the matter at the Annual Meeting, provided that the total votes cast on the matter represent over 50% in interest of all shares entitled to vote on the matter.

RECOMMENDATION OF THE BOARD

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.

          ------------------------------------------------------------

                                 PROPOSAL NO. 2

                      APPROVAL OF STOCK PURCHASE AGREEMENT

          ------------------------------------------------------------

        At the Annual Meeting, stockholders are being asked to approve the Phase Two Stock Purchase Agreement between the Company and Teamasia Semiconductors PTE Ltd., a Singapore corporation (together with Teamasia Semiconductors (India) Ltd., a limited liability company formed under the laws of India, "Teamasia"), dated as of December 15, 1999 (the "Stock Purchase Agreement"). A copy of the Stock Purchase Agreement is included as Exhibit A to this proxy statement. Stockholders are urged to read the full text of the Stock Purchase Agreement carefully.

BACKGROUND


        The Company's revenue has continued to steadily decrease from its high in the fiscal year ending March 31, 1996 to the present. The Company has chronically been dependent on a small number of customers, most of whom decreased their purchases from the Company during this period. The Company also suffered from a general market slowdown in fiscal 1999. Consequently, its manufacturing facilities have been underutilized and its fixed operating costs relatively high.

        Although the Company has taken measures to reduce costs in other areas, it has continued to spend aggressively on research and development and sales to position itself for the future. However, revenue from new products has not materialized in time to offset negative cash flow. The unfavorable cash flow from operations and development activities resulted in cash-on-hand decreasing to less than one million dollars by the quarter ending June 27, 1999.


        Beginning in July 1999, the Company began to experience severely limited liquidity which had the potential over the near term to cause it to cease operations. In response to this situation, the Board of Directors commenced a review of the Company's strategic alternatives. Included among the possibilities were the sale of the Company or the merger of the Company with another party. The Company received a number of expressions of interest and proposals for a variety of different types of transactions. The Board of Directors pursued each such expression of interest or proposal received in order to fully understand its terms and to determine whether the terms proposed could be materially improved. During this process, the Board of Directors recognized that the Company would be unable to continue operations without additional capital.


        In September of 1999, there was considerable doubt whether the Company could meet each upcoming payroll obligation, and as a result the Company was in immediate need of a significant cash infusion. The Company narrowed the proposals under serious consideration down to a few and pursued intense negotiations with each party submitting a proposal in order to be able to closely assess the relative benefits of each proposal to the Company and its stockholders. At the end of this process, on September 24, 1999, the Company entered into a letter of intent with Teamasia (the "Letter of Intent") pursuant to which the Company and Teamasia agreed to pursue the negotiation of a substantial equity investment in the Company by Teamasia and the other related agreements described herein. The Prior Agreement (defined below) and the Stock Purchase Agreement substantially reflect the transactions contemplated by the Letter of Intent.


        Teamasia is a manufacturer of small-signal discrete and power semiconductors headquartered in India.


        On October 8, 1999, the Company entered into a stock purchase agreement (the "Prior Agreement") with Teamasia Semiconductors (India) Ltd., pursuant to which the Company issued and sold to Teamasia, and Teamasia purchased from the Company, an aggregate of 671,173 shares of Common Stock of the Company ("Common Shares") for an aggregate purchase price equal to $2,050,000, or $3.05 per share, representing 16.6% of the outstanding Common Stock of the Company. The purchase of Common Shares by Teamasia under the Prior Agreement closed in stages during the months of October, November and December 1999, with the final closing having occurred on December 8, 1999. The Company agreed to use the proceeds from the sale of Common Shares to Teamasia as follows: (a) to pay normal payroll expenses to its employees, (b) to pay specified lease obligations and (c) to pay other operating expenses approved by Teamasia. A copy of the Prior Agreement is included as Exhibit B to this proxy statement.

        As provided by the Prior Agreement, the Company added one member designated by Teamasia to the Board of Directors of the Company. Teamasia designated Subbarao Pinamaneni to serve on the Board of Directors, and on November 4, 1999 he was elected by the Board of Directors to fill an existing vacancy. In addition, under the Letter of Intent and the Prior Agreement, Teamasia committed to purchase wafers from the Company commencing in the third quarter of fiscal 2000 and continuing through the second quarter of fiscal 2001. Teamasia agreed to purchase a minimum of 750 wafers per week during the third fiscal quarter of 2000 and a minimum of 1,500 wafers per week during the fourth fiscal quarter of 2000 and the first and second fiscal quarters of 2001.

        Under the terms of the Prior Agreement, Teamasia has certain rights to require that the Company register the Common Shares. Teamasia also has certain rights of first refusal, so long as it has ownership of 15% or more of the Company's fully diluted common equity and subject to certain exceptions, should the Company sell any shares of Common Stock or other equity securities or any securities which are convertible into or exercisable for Common Stock or other equity securities. Teamasia is permitted to assign its rights under the Prior Agreement, subject to specified conditions.


        As provided in the Letter of Intent and the Prior Agreement, the Company and Teamasia agreed to negotiate the terms of an additional investment in the Company by Teamasia that would result in Teamasia owning a majority of the fully diluted Common Stock of the Company. On December 15, 1999, upon completing such negotiation, the Company and Teamasia entered into the Stock Purchase Agreement which is now being presented to the stockholders of the Company for their approval.

STOCK PURCHASE AGREEMENT TERMS


        Under the terms of the Stock Purchase Agreement, the Company has agreed to issue and sell to Teamasia, and Teamasia has agreed to purchase from the Company, an aggregate of 4,793,235 shares of Common Stock of the Company for the aggregate purchase price of $3,930,000, or $0.82 per share ("Purchase Price") (Teamasia will then hold a total of 5,464,408 shares). The purchase will occur at a closing not later than 14 business days after approval by the stockholders of the Company (the "Closing"). With the purchase of these shares and the shares previously acquired under the terms of the Prior Agreement, Teamasia will own approximately 61.9% of the outstanding Common Stock of the Company, or approximately 51% of the fully diluted Common Stock of the Company after taking into account the IMP, Inc. Option Plan, the 1999 IMP, Inc. Option Plan (each described below), the Company's employee stock purchase plan and outstanding warrants. Teamasia's purchase of shares under the Stock Purchase Agreement will result in a change of control of the Company, as Teamasia will have the power to elect a majority of the Company's Board of Directors.

        The Stock Purchase Agreement also provides that in the event that Bernard Vonderschmitt ceases to serve as a member of the Board of Directors, Mr. Grinfas may, in his sole discretion and provided he is then still serving as a member of the Board of Directors, designate a person to replace Mr. Vonderschmitt. The Stock Purchase Agreement also provides that a new chief executive officer hired by the Company will also be designated to serve as a member of the Board of Directors. Mr. Whitney became the Chief Executive Officer on January 17, 2000 and has served on the Board of Directors since that date. In addition, the Stock Purchase Agreement provides that, promptly after the Closing, the Company's Board of Directors take the necessary steps to add one additional person designated by Teamasia as a fifth member of the Company's Board of Directors.

        The Stock Purchase Agreement further provides that if Teamasia (considered together with its affiliates) seeks to purchase or otherwise acquire (directly or indirectly) additional Common Stock of the Company, and after such purchase or other acquisition Teamasia (considered together with its affiliates) would own more than 51% of the fully diluted Common Stock of the Company, such purchase or other acquisition is required to be (i) unanimously approved by the Board of Directors or (ii) approved by holders of at least 51% of the Common Stock of the Company but will be so approved only if holders of no more than twenty percent (20%) of the Common Stock of the Company vote against such purchase or other acquisition. The foregoing special provision will terminate at such time as Teamasia (considered together with its affiliates) owns Common Stock representing 75% or more of the outstanding Common Stock. The Company has agreed to use its reasonable best efforts to incorporate the foregoing provision into the Company's

Certificate of Incorporation. The incorporation of the foregoing provision into the Company's Certificate of Incorporation is a condition to Teamasia's obligations under the Stock Purchase Agreement and may be waived by Teamasia.



        The Stock Purchase Agreement further provides that the Company's Board of Directors will adopt a new option plan covering 1,000,000 shares of the Company's Common Stock (or allocation of an additional 1,000,000 shares of Common Stock to an existing option plan). On January 7, 2000, the Board of Directors approved the allocation of an additional 1,000,000 Common Shares to the IMP, Inc., Stock Option Plan. Such approval is subject to approval by the Company's stockholders, and such additional allocation is being submitted to the Company's stockholders for their approval in Proposal No. 5 below.

        As a condition to the Closing of the Stock Purchase Agreement, the Company is required to obtain the consents of certain creditors, including creditors under capital leases and revolving credit agreements. Consents have been obtained from all creditors.


        During the period between December 15, 1999 and the date upon which the Company has received the approval from its stockholders of the transaction with Teamasia and all other required governmental approvals and has made certain amendments to its Certificate of Incorporation (the "Approval Date"), if the Company so requests, Teamasia is required to use reasonable efforts to provide the Company with additional financing up to the amount of the Purchase Price upon commercially reasonable terms, which amount shall be re-paid at the Closing. During the period between the Approval Date and the date of the Closing, if the Company so requests, Teamasia is required to provide the Company with such additional financing, upon the same terms.


        Under the terms of the Stock Purchase Agreement, Teamasia will have certain rights to require that the Company register all shares of Common Stock acquired by Teamasia under the Stock Purchase Agreement and the Prior Stock Purchase Agreement. Upon the Closing, the percentage applicable to Teamasia's rights of first refusal described above with respect to any sale by the Company of shares of Common Stock or other equity securities or any securities which are convertible into or exercisable for Common Stock or other equity securities would increase by reason of Teamasia's acquisition of additional shares of Common Stock. Teamasia is permitted to assign its rights under the Stock Purchase Agreement, subject to specified conditions.


MANAGEMENT DISCUSSION

        Management believes that the Stock Purchase Agreement with Teamasia offers the Company significant benefits of both a financial and strategic nature.

        The proceeds of $3,930,000 from the sale of Common Stock to Teamasia pursuant to the Stock Purchase Agreement will result in an improvement in the Company's equity base and its liquidity. Upon Closing and receipt of such proceeds together with the proceeds of operations, the Company expects to have cash resources sufficient to meet its needs at least through December 2000.


        The Company also expects to realize a number of significant strategic benefits from its relationship with Teamasia. First, the Company will gain access to certain Asian markets in which the Company is not presently active. The Company, through its relationship with Teamasia, is expected to also have opportunities to utilize Teamasia's assembly facility in Hyderabad, India which management believes will be an efficient, low-cost facility. Management also believes that Teamasia's pricing offers will be attractive to the Company. There are no agreements presently in place under which the Company would use Teamasia's facility.

        In addition, the Company will receive significant production orders from Teamasia. These orders should alleviate to some degree the current underutilization of the Company's fabrication facilities. This will allow the Company to operate its facilities more efficiently.


        The Company, through its relationship with Teamasia, also expects to benefit from additional product development and design capabilities. Teamasia is in the process of establishing a product development and design center in India, and the Company expects that its product development and design personnel work closely with their counterparts at Teamasia, resulting in an increase in the Company's product range and reduction of the product development cycle for power management semiconductor devices.

        Teamasia has advised the Company that completing the second phase of Teamasia's equity investment in the Company, as contemplated by the Stock Purchase Agreement, is a material element of its decision to place additional production orders with the Company. There can be no assurance that replacement customers can be located in the event that the second phase of Teamasia's equity investment in the Company is not completed and Teamasia elects not to place additional orders with the Company.

APPROVAL REQUIRED


        Approval of Proposal No. 2 requires the approval of the holders of a majority of the Common Stock present in person or represented by proxy. Teamasia will be allowed to vote its shares (representing 16.6% of the outstanding Common Stock of the Company) on this Proposal.


RECOMMENDATION OF THE BOARD

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE STOCK PURCHASE AGREEMENT BY AND BETWEEN THE COMPANY AND TEAMASIA SEMICONDUCTORS PTE LTD.

          ------------------------------------------------------------

                                 PROPOSAL NO. 3

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

          ------------------------------------------------------------

INTRODUCTION


        Section 6.6 of the Stock Purchase Agreement with Teamasia (discussed in Proposal No. 2, above) provides certain limitations on Teamasia and its affiliates with respect to future additional share purchases of Common Stock of the Company (such limitations take effect after the share purchase contemplated in the Stock Purchase Agreement). Such additional purchases may take the form of a purchase of stock, purchase of assets, merger or combination, or other form of acquisition. If, in connection with any such additional purchase, Teamasia and/or its affiliates would:

        (1) increase their percentage ownership of the fully diluted Common Stock of the Company, AND

        (2) hold more than 51% of the fully diluted Common Stock of the Company after such additional purchase,

        THEN the transaction by which such additional purchase occurs must
EITHER:

        (A) be unanimously approved by the Board of Directors of the Company; OR

        (B) be approved by a vote of the stockholders of the Company in which at least fifty-one percent (51%) of the stockholders vote in favor of the transaction, and no more than twenty percent (20%) of the stockholders vote against it (abstentions and broker non-votes will not be counted as votes against such transaction).

        Notwithstanding the foregoing, in the event that Teamasia or its affiliates acquire equal to or greater than seventy five percent (75%) of the outstanding Common Stock of the Company, this provision shall terminate. Section 4.1(g) of the Stock Purchase Agreement provides that, as a condition to the obligations of Teamasia under the Stock Purchase Agreement, the Company will use its reasonable efforts to amend and restate the Company's Certificate of Incorporation to incorporate the provisions of Section 6.6 of the Stock Purchase Agreement. The Company's stockholders are asked to approve this proposed amendment.


MANAGEMENT DISCUSSION

        The actions set forth in this Proposal will offer additional protections to the Company's minority stockholders (those not affiliated in any way with Teamasia). By amending the Certificate of Incorporation to impose certain special limitations regarding stockholder approval for certain additional purchases of Common Stock of Teamasia, the Company's minority stockholders will receive additional assurance that such a transaction will not occur except with the unanimous approval of the Board of Directors of the Company or on terms which are not objectionable to a significant percentage of the Company's minority stockholders. Whether or not this amendment is approved, however, Teamasia will be subject to the contractual limitations contained in the Stock Purchase Agreement.

APPROVAL REQUIRED

        Approval of Proposal No. 3 requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. Teamasia will be allowed to vote its shares (representing 16.6% of the outstanding Common Stock of the Company) on this Proposal.

RECOMMENDATION OF THE BOARD


        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

          ------------------------------------------------------------

                                 PROPOSAL NO. 4

            APPROVAL AND ADOPTION OF 1999 IMP, INC. STOCK OPTION PLAN

          ------------------------------------------------------------

INTRODUCTION

        The Company's stockholders are being asked to approve the 1999 IMP, Inc. Stock Option Plan (the "1999 Option Plan"), under which 250,000 shares of Common Stock will be authorized for issuance over the term of the 1999 Option Plan. The purpose of the 1999 Option Plan is to is retain the services of key employees who are essential to the Company's long-term growth and success. The 1999 Option Plan was approved by the Board of Directors of the Company on October 14, 1999. The Board of Directors approved the 1999 Option Plan specifically to deal with the uncertainty about the Company's future caused by the Company's financial problems during the months of July through September 1999 and to attempt to preclude existing employees from seeking or accepting other opportunities during the ongoing period of uncertainty.


        The following is a summary of the principal features of the 1999 Option Plan. Although the summary does not include a discussion of all the provisions of the 1999 Option Plan, it is a complete discussion of all material provisions thereof. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Chief Executive Officer of the Company at the Company's principal executive offices in San Jose, California.


STRUCTURE

        The 1999 Option Plan will provide for employees below the level of officer and consultants to the Company (and the Company's subsidiaries or affiliates as applicable) to have the opportunity to acquire shares of Common Stock by granting non-statutory stock options which are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

ADMINISTRATION

        At the Board of Directors' discretion, administration of the 1999 Option Plan shall be vested in a Committee of one (1) or more Board members appointed by the Board (the "Committee"), or the Board may retain the power to administer the 1999 Option Plan. If the Board retains this authority, the Board shall be the Committee for purposes of the 1999 Option Plan. Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Committee shall, within the scope of its administrative functions under the 1999 Option Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the 1999 Option Plan and to make such determinations under, and issue such interpretations of, the 1999 Option Plan and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Committee within the scope of its administrative functions under the 1999 Option Plan shall be final and binding on all parties who have an interest under its jurisdiction or any stock option issued under the 1999 Option Plan.

SHARE RESERVE

        As of December 31, 1999 approximately 233,200 shares of Common Stock were subject to outstanding options granted under the 1999 Option Plan and 16,800 shares were available for issuance under future option grants.

ELIGIBILITY

        The persons eligible to receive options under the 1999 Option Plan shall be limited to key employees and key consultants of the Company or its parent or subsidiary corporations who are below the level of the Company's officers as the Committee shall select from time to time. Under no circumstances shall any individual who is a "Section 16 Insider" be eligible for the grant of an option under the 1999 Option Plan. For this person, a "Section 16 Insider" shall mean an officer or director of the Company subject to the short-swing profit liabilities of Section 16 of the Securities Exchange Act of 1934, as amended.

        The Committee shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine the number of shares to be covered by each grant made under the Plan, the time or times at which each such option is to be granted and is to be become exercisable, and the maximum term for which the option is to be outstanding.

PRICE AND EXERCISABILITY

        The option price per share shall be fixed by the Committee and, to the extent required under applicable law, shall in no event be less than eighty-five percent (85%) of the fair market value per share of Common Stock on the date of grant. To the extent required by applicable law, if any individual to whom an option is to be granted is on the date of grant the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. The option price is payable in cash or in shares of Common Stock. Outstanding options may also be exercised through a cashless exercise procedure pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sales proceeds available on the settlement date, sufficient funds to cover the option price for the purchased shares plus all applicable withholding taxes. The Committee may also assist any optionee in the exercise of outstanding options by authorizing a loan from the Company or permitting the optionee to pay the option price in installments over a period of years. The terms of any loan or installment method of payment will be established by the Committee in its sole discretion, and may include provision for forgiveness of such indebtedness in whole or in part, but in no event may the maximum credit extended to the optionee exceed the aggregate option price payable for purchased shares (less the par value), plus any Federal and State income and employment tax liability incurred by the optionee in connection with such exercise.

        No optionee is to have any stockholder rights with respect to the option shares until such optionee has exercised the option, paid the option price for the purchased shares and been issued a stock certificate for those shares.

        All options granted under the 1999 Option Plan shall vest on the earlier to occur of a) September 30, 2000 or b) the termination of optionee's services for any reason other than misconduct following a Corporate Transaction (as defined below). The vesting period for such options is shorter than is typical of most option plans (and shorter than for options granted under the IMP, Inc., Stock Option Plan, which is the Company's principal option plan) due to the judgment of the Board of Directors that it was in the Company's best interest to grant options having a relatively short vesting period in order to provide important incentive over the near term for essential employees to remain employed with the Company.

TERMINATION OF SERVICE

        All options granted under the 1999 Option Plan must be exercised within twelve months (or such shorter period determined by the Committee and specified in the instrument evidencing the option) after the optionee ceases for any reason to be in the employ or service of the Company or its parent or subsidiary corporations. Under no circumstances shall any such option be exercisable after the specified expiration date of the option term. Each option will be exercisable only to the extent of the number of shares for which that option is exercisable at the time of the optionee's cessation of employment or service.

CORPORATE TRANSACTION

        Each outstanding option will become immediately exercisable for all of the shares of Common Stock subject to such option in the event of a Corporate Transaction, unless (i) the outstanding options are, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) the acceleration of the options is subject to other applicable limitations imposed by the Committee at the time of grant.

Immediately following the consummation of the Corporate Transaction, all outstanding options under the Option Plan shall, except to the extent assumed by the successor corporation or its parent company, terminate and cease to be outstanding. A Corporate Transaction includes one or more of the following transactions:

               1. a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

               2. the sale, transfer or other disposition of all or substantially all of the assets of the Company; or

               3. any reverse merger in which the Company is the surviving entity, but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger,

APPROVAL REQUIRED

        Approval of Proposal No. 4 requires the approval of the holders of a majority of the Common Stock present in person or represented by proxy.

RECOMMENDATION OF THE BOARD

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE 1999 IMP, INC. STOCK OPTION PLAN.

          ------------------------------------------------------------

                                 PROPOSAL NO. 5


            APPROVAL AND ADOPTION OF 2000 IMP, INC. STOCK OPTION PLAN

          ------------------------------------------------------------


INTRODUCTION


        The Company's stockholders are being asked to approve the 2000 IMP, Inc. Stock Option Plan (the "2000 Option Plan"), the purpose of which is to attract and retain the services of key individuals essential to the Company's long-term growth and success. The 2000 Option Plan was adopted by the Board of Directors on January 7, 2000, subject to stockholder approval at the Company's next Annual Meeting.

        The following is a summary of the principal features of the 2000 Option Plan, together with the applicable tax and accounting implications for the Company and the participants. Although the summary does not include a discussion of all the provisions of the 2000 Option Plan, it is a complete discussion of all material provisions thereof. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary of the Company at the Company's principal executive offices in San Jose, California.

STRUCTURE

        The 2000 Option Plan is divided into two separate components: the Discretionary Option Grant Program and the Automatic Option Grant Program. Under the Discretionary Option Grant Program, options may be issued to key employees (including officers and directors) and key consultants in the service of the Company (or its parent or subsidiary companies) who contribute to the management, growth and financial success of the Company. Under the Automatic Option Grant Program, non-employee Board members will receive a series of option grants over their period of continued service on the Board.


ADMINISTRATION


        The Compensation Committee of the Board administers the provisions of Discretionary Option Grant Program with respect to all officers and directors of the Company subject to the short-swing trading restrictions of the federal securities laws. With respect to all other participants, the Discretionary Option Grant Program may be administered by either the Compensation Committee or a committee of one or more Board members appointed by the Board or by the entire Board itself. Currently, the Compensation Committee administers the Discretionary Option Grant Program with respect to all participants. The Board has also created a Stock Option Committee that has separate but concurrent jurisdiction with the Compensation Committee to make option grants under the Discretionary Option Grant Program to individuals who are not subject to the short-swing trading restrictions of the federal securities laws. Each entity, whether the Compensation Committee or the secondary committee or the Board, will be referred to in this summary as Plan Administrator with respect to its particular administrative functions under the Discretionary Option Grant Program. Each Plan Administrator has complete discretion (subject to the provisions of the 2000 Option Plan) to authorize grants under the Discretionary Option Grant Program within the scope of its administrative jurisdiction.


        Accordingly, the Plan Administrator will have full authority to determine the eligible individuals who are to receive option grants, the time or times when the option grants are to be made, the number of shares of Common Stock subject to each such grant, the date or dates on which the option is to become exercisable, and the maximum term for which the option is to be outstanding. The Plan Administrator will also have the discretion to determine whether the granted option is to be an incentive stock option under the Federal tax laws or a nonstatutory option. In addition, the Plan Administrator will have full authority to accelerate the exercisability of one or more outstanding options at any time upon such terms and conditions as it deems appropriate.

        Option grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program, and no Plan Administrator will have any discretionary authority with respect to those option grants.

SHARE RESERVE


        A total of 1,000,000 shares of Common Stock have been reserved for issuance over the term of the 2000 Option Plan. In no event may any one participant in the 2000 Option Plan be granted stock options or separately exercisable stock appreciation rights for more than 1,000,000 shares in the aggregate under the 2000 Option Plan.

        Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 2000 Option Plan. Shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 2000 Option Plan will not be available for subsequent issuance.


ELIGIBILITY

        Officers and other key employees of the Company and its parent or subsidiary corporations (whether now existing or subsequently established), key consultants in the service of the Company or such parent or subsidiary corporations and non-employee Board members (other than those serving on the Compensation Committee) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee Board members (including those serving on the Compensation Committee) will also participate in the Automatic Option Grant Program.




PRICE AND EXERCISABILITY

        The exercise price of shares issued under the Discretionary Option Grant Program may not be less than 85% of the fair market value per share of Common Stock on the grant date, and no option may be outstanding for more than a 10-year term. If the granted option is intended to be an incentive stock option under the Federal tax laws, the option price must not be less than 100% of the fair market value per share of Common Stock on the grant date. Options issued under the Discretionary Option Grant Program generally become exercisable in a series of installments over the optionee's period of service with the Company.

        The option price is payable in cash or in shares of Common Stock. Outstanding options may also be exercised through a cashless exercise procedure pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sales proceeds available on the settlement date, sufficient funds to cover the option price for the purchased shares plus all applicable withholding taxes. The Plan Administrator may also assist any optionee (including an officer) in the exercise of outstanding options under the Discretionary Option Grant Program by authorizing a loan from the Company or permitting the optionee to pay the option price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Plan Administrator in its sole discretion, and may include provision for forgiveness of such indebtedness in whole or in part, but in no event may the maximum credit extended to the optionee exceed the aggregate option price payable for the purchased shares (less the par value), plus any Federal and state income or employment taxes incurred in connection with the purchase.

        No optionee is to have any stockholder rights with respect to the option shares until such optionee has exercised the option, paid the option price for the purchased shares and been issued a stock certificate for those shares. Options are not assignable or transferable other than by will or the laws of inheritance following the optionee's death and, during the optionee's lifetime, the option may be exercised only by the optionee.

VALUATION


        For purposes of establishing the option price and for all other valuation purposes under the 2000 Option Plan, the fair market value per share of Common Stock on any relevant date will be the closing selling price per share on such date on the Nasdaq SmallCap Market. On March __, 2000 the fair market value per share of Common Stock was [_______] on the basis of the closing selling price on that date.


TERMINATION OF SERVICE

        All options granted under the Discretionary Option Grant Program must be exercised within twelve months (or such shorter period as the Plan Administrator may establish at the time of grant) after the optionee ceases for any reason to be in the employ or service of the Company or its parent or subsidiary corporations. The Plan Administrator will, however, have complete discretion to extend the period of time for which any option is to remain exercisable following the optionee's cessation of employment or service, but under no circumstances may an option be exercised after the specified expiration date of the option term. If the optionee's employment is terminated for misconduct or the optionee makes or attempts to make any unauthorized use of confidential information of the Company or its parent or subsidiary corporations, then any outstanding option held by the optionee will immediately terminate.

        Each option under the Discretionary Option Grant Program will be exercisable only to the extent of the number of shares for which that option is exercisable at the time of the optionee's cessation of employment or service, unless the Plan Administrator accelerates the exercisability of the option in whole or in part. Such acceleration may be authorized at any time while the option remains outstanding, whether before or after the optionee's actual cessation of service.

CORPORATE TRANSACTION

        Each outstanding option under the Discretionary Option Grant Program will become immediately exercisable for all of the shares of Common Stock subject to such option in the event of a Corporate Transaction (as defined below), unless (i) that option is assumed by the successor corporation (or its parent corporation) or replaced with a comparable option to purchase shares of stock of the successor corporation (or its parent corporation) or (ii) the acceleration of such option is precluded by other limitations imposed by the Plan Administrator at the time of grant. A Corporate Transaction includes one or more of the following transactions:

        a. a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

        b. the sale, transfer or other disposition of all or substantially all of the assets of the Company; or

        c. any reverse merger in which the Company is the surviving entity, but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger.

        Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate, except to the extent assumed by the successor corporation (or its parent company).

STOCK APPRECIATION RIGHTS

        At the discretion of the Plan Administrator, options may be granted with stock appreciation rights. A stock appreciation right grants the holder the right to surrender all or part of an unexercised option under the Discretionary Option Grant Program in exchange for a distribution from the Company equal in amount to the excess of (i) the fair market value (on the date of surrender) of the shares of Common Stock in which the optionee is at the time vested under the surrendered option over (ii) the aggregate option price payable for such shares. The appreciation distribution may be made, at the discretion of the Plan Administrator, either in shares of Common Stock valued at fair market value on the date of surrender, in cash or in a combination of cash and Common Stock. No surrender of an option will be effective unless it is approved by the Plan Administrator.

        One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's discretion, be granted limited stock appreciation rights in tandem with their outstanding options under the Discretionary Grant Program. Any option with such a limited stock appreciation right in effect for at least six months will automatically be canceled upon the occurrence of a Hostile Take-Over, and the optionee will in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the number of shares of Common Stock in which the optionee is at the time vested under the canceled option over (ii) the aggregate exercise price payable for such vested shares. Neither the Plan Administrator's approval nor the Board's consent will be required in connection with such cancellation and cash distribution.


        For purposes of such option cancellation provisions, the following definitions are in effect under the 2000 Option Plan:


        1. HOSTILE TAKE-OVER means the acquisition by any person or related group of persons (other than the Company or its affiliates) of securities possessing more than 50% of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company's stockholders to accept, provided at least 50% of the securities so acquired in such tender or exchange offer are obtained from holders other than the officers and directors of the Company.


        2. TAKE-OVER PRICE means the greater of (A) the fair market value of the shares subject to the canceled option, measured on the cancellation date in accordance with the valuation provisions of the 2000 Option Plan described above or (B) the highest reported price per share paid in effecting the Hostile Take-Over.


        The acceleration of options in the event of a Corporate Transaction and the cash-out of options upon a Hostile Take-Over may be seen as anti-takeover provisions and may have the effect of discouraging a merger proposal, takeover attempt or other effort to gain control of the Company.

CANCELLATION AND NEW GRANT OF OPTIONS

        The Plan Administrator has the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant in substitution therefor new options covering the same or different numbers of shares of Common Stock but having an exercise price per share not less than 85% of the fair market value per share of Common Stock on the new grant date (or 100% of fair market value if the new option is to be an incentive stock option).

AUTOMATIC OPTION GRANT PROGRAM


        Under the Automatic Option Grant Program, option grants will be made to current or future non-employee Board members.


        Each option grant under the Automatic Option Grant Program is subject to the following terms and conditions:

        - The option price per share will be equal to 100% of the fair market value per share of Common Stock on the automatic grant date, and each option is to have a maximum term of ten years measured from the grant date.

        - Each automatic option grant will become exercisable for the option shares six months after the grant date, provided the optionee continues as a member of the Board.

        - Shares purchased under the automatic option grant will be subject to repurchase by the Company, at the option price paid per share, in the event the optionee should cease to be a Board member prior to vesting in those shares. The option shares will vest in a series of installments over the optionee's period of Board service as follows:
           25% of the option shares will vest upon optionee's completion of one year of Board service measured from the automatic grant date, and the balance of the option shares will vest in a series of 36 successive equal monthly installments upon the optionee's completion of each additional month of Board service thereafter. Full and immediate vesting of the option shares will occur upon the optionee's death or permanent disability while a Board member.

        - Each automatic option will remain exercisable for a six-month period following the optionee's termination of service as a Board member for any reason other than death. Should the optionee die while serving as a Board member or during the six-month period following his or her cessation of Board service, then such option will remain exercisable for a 12-month period following such optionee's death and may be exercised by the personal representatives of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) in which the optionee is vested at the time of his or her cessation of Board service.

        - The option will become immediately exercisable for all of the shares of Common Stock at the time subject to such option in the event of a Corporate Transaction (see "Corporate Transaction" above). Immediately following the consummation of the Corporate Transaction, the option will terminate, except to the extent assumed by the successor corporation (or its parent company).

        - The option will become immediately exercisable for all of the shares of Common Stock at the time subject to such option in the event of a Change in Control. A Change in Control will be deemed to occur under the 2000 Option Plan in the event:


               (A) any person or related group of persons (other than the Company or any affiliate) acquires beneficial ownership of securities possessing more than 50% of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company's stockholders to accept; or

               (B) there is a change in the composition of the Board over a period of 24 consecutive months or less such that a majority of the Board members cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who are either (i) Board members who have served continuously during such period (continuing Board members) or (ii) Board members who were elected or nominated during such period by continuing Board members.

        - Each automatic option in effect for at least six months will automatically be canceled upon the occurrence of a Hostile Take-Over (see "Stock Appreciation Rights" above), and the optionee will in return be entitled to a cash distribution from the Company in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to the canceled option (whether or not the option is otherwise at the time exercisable for such shares) over (B) the aggregate exercise price payable for such shares.


        - No automatic option will be granted if the Board member receives an automatic grant under another of the Company's option plans.


        - The remaining terms and conditions of the option grants under the Automatic Option Grant Program will in general conform to the terms described above for option grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

EXCESS GRANTS


        The 2000 Option Plan permits the grant of options to purchase shares of the Company's Common Stock in excess of the number of shares then available for issuance under the 2000 Option Plan. Any option so granted cannot be exercised prior to stockholder approval of an amendment increasing the number of shares available for issuance under the 2000 Option Plan.


CHANGES IN CAPITALIZATION


        In the event any change is made to the Common Stock issuable under the 2000 Option Plan by reason of (A) a Corporate Transaction or (B) any stock split, stock dividend, combination of shares, recapitalization or other similar change in the corporate structure of the Company effected without receipt of consideration, then unless such change results in the termination of all outstanding options pursuant to the Corporate Transaction provisions of the 2000 Option Plan, appropriate adjustments will be made to (i) the maximum number and/or class of securities available for issuance under the 2000 Option Plan,
(ii) the maximum number and class of securities for which any one participant may be granted stock options and separately exercisable stock appreciation rights under the 2000 Option Plan, (iii) the number and/or class of securities and price per share in effect under each outstanding option under the Discretionary Option Grant Program, (iv) the number and/or class of securities per non-employee Board member for which automatic option grants are subsequently to be made under the Automatic Option Grant Program, and (v) the number and/or class of securities and price per share of the Common Stock in effect under each automatic grant outstanding under the Automatic Option Grant Program. The purpose of such adjustments to the outstanding options is to preclude the enlargement or dilution of rights and benefits under such options.


STOCK OPTION GRANTS IN 1999

        No stock options were granted to the executive officers named in the Summary Compensation Table in fiscal 1999.

AMENDMENT AND TERMINATION OF THE PLAN


        The Board may amend or modify the 2000 Option Plan in any or all respects whatsoever. However, the Board will not, without stockholder approval, increase the maximum number of shares available for issuance under the 2000 Option Plan except in the event of certain changes to the Company's capitalization, and certain other amendments may require stockholder approval pursuant to applicable laws or regulations.

        The Board may terminate the 2000 Option Plan at any time, but in all events the 2000 Option Plan will terminate upon the earlier of August 16, 2005 or the date all shares available for issuance under the 2000 Option Plan are issued or canceled pursuant to the exercise or surrender of options granted under the 2000 Option Plan. Any options outstanding at the time of the termination of the 2000 Option Plan will remain in force in accordance with the provisions of the instruments evidencing such grants.


FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS


        Options granted under the 2000 Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:


        Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

        If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

        Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

        If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

        The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

        An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

        The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

ACCOUNTING TREATMENT

        Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a deferred compensation expense equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be recognized by the Company over the vesting period of the options. Option grants or stock issuances at 100% of fair market value will not result in any charge to the Company's earnings, but the Company must disclose, on a pro-forma basis in the Notes to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options determined using a fair-value method. The number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

        Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights may be recognized as a compensation expense.

APPROVAL REQUIRED

        Approval of Proposal No. 5 requires the approval of the holders of a majority of the Common Stock present in person or represented by proxy.

MANAGEMENT DISCUSSION


        The approval of the 2000 Option Plan is necessary in order to continue to provide equity incentives to attract and retain the services of key employees, consultants and non-employee Board members.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends a vote FOR APPROVAL OF THE 2000 OPTION PLAN.


NEW PLAN BENEFITS


        No option grants made under the 2000 Option Plan shall be effective until stockholder approval of the Option Plan is obtained.

          ------------------------------------------------------------

                                 PROPOSAL NO. 6

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

          ------------------------------------------------------------

        INTRODUCTION

        The Company is asking the stockholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending March 27, 2000. The affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

        In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

        PricewaterhouseCoopers LLP has audited the Company's financial statements annually beginning with the fiscal year ended March 27, 1994. Its representatives are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

APPROVAL REQUIRED

        Approval of Proposal No. 6 requires the approval of the holders of a majority of the Common Stock present in person or represented by proxy.

RECOMMENDATION OF BOARD OF DIRECTORS

        The Board of Directors unanimously recommends a vote FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

                             ADDITIONAL INFORMATION

  ===========================================================================

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

        Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended March 28, 1999 were met in a timely manner by its executive officers, Board members and greater than ten percent (10%) stockholders.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT

        It is the duty of the Compensation Committee of the Company's Board of Directors to set the base salary of executive officers and to administer the Option Plan and the Employee Stock Purchase Plan (the "Purchase Plan") under which grants may be made to such officers and other key employees. In addition, the Compensation Committee approves the individual bonus programs for executive officers each fiscal year and the base salaries of the Company's executive officers.

        GENERAL COMPENSATION POLICY. Each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and Company performance and is designed generally to be competitive with salary levels in the industry, (ii) annual bonus awards payable in cash and tied to the Company's achievement of performance goals, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

        FACTORS. The primary factors which were considered in establishing the components of each executive officer's compensation package for the 1999 fiscal year are summarized below. The Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

        BASE SALARY. The base salary for each executive officer is set on the basis of personal performance, the salary levels in effect for comparable positions with the Company's principal competitors, and internal comparability standards, however, the Committee does not take into account any specific salary surveys in setting the base salary levels for the Company's executive officers. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not necessarily the same as the industry group index in the Performance Graph below.

        ANNUAL INCENTIVE COMPENSATION. Targeted annual bonuses, set as a targeted percentage of salary based on position, are earned by each executive officer on the basis of the Company's achievement of certain sales and profitability goals established by the Committee at the start of the fiscal year. Actual awards are subject to decrease or increase on the basis of the Company's performance and at the discretion of the Chief Executive Officer. FOR FISCAL YEAR 1999, THE COMPENSATION COMMITTEE ESTABLISHED THE FOLLOWING PERFORMANCE GOALS: (I) SALES MUST EXCEED $50 MILLION, (II) SALES AND EARNINGS MUST INCREASE EACH FISCAL QUARTER AND (III) THE COMPANY MUST REPORT A NET PROFIT IN THE FOURTH QUARTER. UPON SUCCESSFUL COMPLETION OF EACH OF THESE GOALS, THE COMPANY WOULD PAY EACH EXECUTIVE OFFICER A BONUS EQUAL TO 25% OF HIS OR HER BASE SALARY. These goals were not met, and accordingly, the Company's executive officers were not paid bonuses under the Company's annual incentive bonus program for fiscal year 1999. See the "Summary

Compensation Table" for a description of how certain executive officers were paid additional compensation other than through the annual incentive bonus program.

        LONG-TERM INCENTIVE COMPENSATION. The Committee periodically approves grants of stock options under the Option Plan to the Company's executive officers. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. During the 1993 fiscal year, the Committee approved an evergreen program under the Option Plan designed to provide for the annual grant of options to ensure that top performing employees, including executive officers, have a significant equity stake in the Company. The program takes into account the individual's option holdings, as well as direct stock holdings, at the time annual awards are made. The size of the option grant to each executive officer, generally is set to achieve a potential percentage ownership stake in the Company that the Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also takes into account the individual's potential for future responsibility and promotion over the option term and the individual's personal performance in recent periods. Each such factor is given equal weight. There were no option grants to executive officers in fiscal 1999.

        CEO COMPENSATION. James Philips Ferguson, former President and Chief Executive Officer, received a base salary of $190,000 per year with a potential bonus of 40% of such base salary if certain sales and earnings goals of the Company were met. These goals were not met, and accordingly, Mr. Ferguson was not paid an incentive bonus for fiscal year 1999.

        No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries except as follows: Mr. Grinfas was a co-founder of the Company and served as Senior Vice President for the Company, managing the Business Development Group, until December 1984. At that time he became Senior Vice President, Engineering, a position he held until May 1986, when he became Vice President, Business Development and Sales Director of Southern Europe of IMP Europe Limited, at the time a subsidiary of the Company. Mr. Grinfas ceased working for IMP Europe Limited in December 1988. He also served as Chief Executive Officer and President of the Company from August 1999 until January 2000.

        COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 1999 fiscal year did not exceed the $1 million limit per officer, and the Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for fiscal 2000 will exceed that limit. The Company's Option Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.


                              Compensation Committee

                              Zvi Grinfas
                              Peter D. Olson
                              Bernard V. Vonderschmitt

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and the four other most highly-compensated executive officers of the Company ("Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for each of the last three (3) fiscal years:

                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION

---------------------------------------------------------------------------------------------------------------------
                                                                      Long Term
                                                                      Securities
                                                                      Underlying        Other
      Name and Position                  Year        Salary($)(1)      Bonus ($)       Options     Compensation($)(2)
---------------------------------------------------------------------------------------------------------------------
James Philips Ferguson,                    1999         209,248              --              --           9,240
Former President and Chief                 1998         148,439              --          25,000           7,980
Executive Officer                          1997              --              --              --              --
---------------------------------------------------------------------------------------------------------------------

Barry Wiley,                               1999         173,933              --              --           5,148
Former Vice President Sales                1998         114,912              --          12,000           4,132
and Marketing                              1997              --              --              --              --
---------------------------------------------------------------------------------------------------------------------

David A. Laws,                             1999         163,394              --              --           4,300
Former Chairman of the Board               1998         181,808         250,000              --           3,600
                                           1997         185,985          40,000          24,584           3,600
---------------------------------------------------------------------------------------------------------------------

Jerry DaBell,                              1999         158,834              --              --           2,797
Senior Vice President, Design              1998         155,855              --           6,500           2,804
Engineering                                1997         145,848          22,915              --           2,304
---------------------------------------------------------------------------------------------------------------------

Moiz Khambaty,                             1999         155,672              --              --           6,192
Vice President Technology                  1998         155,065              --           7,000           5,616
                                           1997         138,386          21,000              --           5,616
---------------------------------------------------------------------------------------------------------------------

(1) Salary includes amounts deferred pursuant to the Company's 401(k) plan. The amounts shown under the Bonus column include cash bonuses earned for the indicated fiscal years.

(2) Includes the premium paid on behalf of each executive officer for supplemental life insurance plus any other amount as indicated for each individual.

STOCK OPTION GRANTS IN 1999

        No stock options were granted to the executive officers named in the Summary Compensation Table in fiscal 1999.

OPTION EXERCISES AND HOLDINGS

        The table below sets forth information concerning the exercise of stock options during the 1999 fiscal year by the Named Executive Officers and those who were formerly Executive Officers during fiscal year 1999 and the unexercised options held as of the end of the 1999 fiscal year by such individuals. For purposes of the latter calculation, the fiscal year-end market value of the shares is deemed to be $3.31, the closing sale price of the Company's Common

Stock as reported on the National Association of Securities Dealers Automated Quotations System on Friday, March 29, 1999. No stock appreciation rights were exercised by the Named Executive Officers and those who where formerly Executive Officers in fiscal year 1999 during the 1999 fiscal year, and no stock appreciation rights were held by those individuals at the end of such year.

All share information reflects the one-for-ten reverse stock split that took place on January 13, 1999.

---------------------------------------------------------------------------------------------------------------------------
                                                                                                   Value of Unexercised
                                Number of                       Number of Options at FY99-        In-the-Money Options at
                                 Shares                                  end (#)                        FY99-end ($)
                                Acquired         Value         ----------------------------    ----------------------------
        Name                   on Exercise      Realized       Exercisable    Unexercisable    Exercisable    Unexercisable
        ----                   -----------      --------       -----------    -------------    -----------    -------------
---------------------------------------------------------------------------------------------------------------------------
James Philips Ferguson                --              --           9,999          15,001          33,112        $ 49,683
---------------------------------------------------------------------------------------------------------------------------

Barry Wiley                           --              --           4,602           7,398          15,242          24,502
---------------------------------------------------------------------------------------------------------------------------

David A. Laws                         --              --          29,688             312          98,327           1,033
---------------------------------------------------------------------------------------------------------------------------

Jerry DaBell                          --              --           4,664           6,336          15,442          20,985
---------------------------------------------------------------------------------------------------------------------------

Moiz Khambaty                         --              --           4,040           5,960          13,380          19,740
---------------------------------------------------------------------------------------------------------------------------


                         TEN-YEAR OPTION REPRICING TABLE

        The Company permitted certain holders of options to purchase the Company's Common Stock to reprice their options on September 22, 1997 and on February 27,1998. On September 22, 1997, the Company permitted employees, excluding executive officers named in the Summary Compensation Table, to cancel outstanding options that had been granted under the Company's Stock Option Plan but that had not yet been exercised and that had an exercise price in excess of the then-current fair market value of the Company's Common Stock and replace them with new options for an equal number of shares with an exercise price equal to $14.40 per share, the fair market value on September 22, 1997 (not adjusted for the stock split). These repriced options were subsequently repriced on February 27, 1998.


        On February 27, 1998, the Company permitted employees, including executive officers named in the Summary Compensation Table, to cancel outstanding options that had been granted under the Company's Stock Option Plan but that had not yet been exercised and that had an exercise price in excess of the then-current fair market value of the Company's Common Stock (including the options that were repriced on September 22, 1997) and replace them with new options for an equal number of shares with an exercise price equal to $11.60 per share, the fair market value on February 27, 1998 (not adjusted for the stock split). Each repriced option granted was not exercisable until February 27, 1999 at which time each option became vested and exercisable as to the number of shares subject to the canceled options that were vested as of February 27, 1998; thereafter, the vesting schedules under the original option agreement continues as to the unvested shares. There have been no repricings during the last fiscal year. In accordance with the regulations promulgated by the Securities and Exchange Commission, such repricing requires the Company to disclose all repricings of the Company's options held by its executive officers that have occurred during the last ten completed years (exclusive of years prior to the year in which the Company became a reporting company under the Exchange Act), in the format set forth below:

                               TEN-YEAR OPTION REPRICING TABLE

-----------------------------------------------------------------------------------------------------------
                                           NUMBER                                             LENGTH OF
                                           SHARES                                             ORIGINAL
                                          OF COMMON      MARKET                              OPTION TERM
                                            STOCK       PRICE OF     EXERCISE                REMAINING AT
                                          UNDERLYING    STOCK AT     PRICE AT      NEW         DATE OF
                              DATE OF      OPTIONS       TIME OF     TIME OF     EXERCISE     REPRICING
       NAME                   PRICING      REPRICED     REPRICING   REPRICING     PRICE      (IN MONTHS)
-----------------------------------------------------------------------------------------------------------
James Philips Ferguson(1)      2/27/98       10,000     $  11.60     $  19.40    $  11.60           40
                               2/27/98       15,000        11.60        14.40       11.60           43

David A. Laws(2)               2/27/98       10,000        11.60        15.00       11.60           12

Jerry DaBell                   2/27/98        2,000        11.60        12.90       11.60           47
                               2/27/98        4,500        11.60        14.40       11.60           43
                               9/22/97        4,500        14.40        25.70       14.40           40
                               2/13/91        6,000         8.10        30.00        8.10           27

Moiz Khambaty                  2/27/98        2,000        11.60        12.90       11.60           47
                               2/27/98        3,000        11.60        13.80       11.60           35
                               2/27/98        5,000        11.60        14.40       11.60           31
                               9/22/97        3,000        14.40        25.70       14.40           40
                               2/13/91        1,750         8.10        30.00        8.10           --
                               2/13/91        1,840         8.10        42.50        8.10           --

Ron Laugesen                   2/27/98        2,000        11.60        12.90       11.60           48
                               2/27/98        4,490        11.60        14.40       11.60           43
                               2/27/98        1,000        11.60        19.40       11.60           16
                               2/27/98        2,000        11.60        25.70       11.60           34
                               2/27/98        1,000        11.60        59.40       11.60           18
                               2/13/91          750         8.10        16.25        8.10           26


George Rassam                  2/27/98        8,000        11.60        14.40       11.60           36
                               2/27/98        2,000        11.60        12.90       11.60           48
                               2/13/91        1,110         8.10        42.50        8.10            2
                               2/13/91          256         8.10        26.25        8.10            6

Taraim Batra                   2/27/98        6,320        11.60        14.40       11.60           43
                               2/27/98        2,000        11.60        12.90       11.60           48
                               2/27/98        1,125        11.60        18.50       11.60           15
                               2/27/98        3,000        11.60        25.70       11.60           36

Barry Wiley                    2/27/98        7,500        11.60        16.00       11.60           41
                               2/27/98        2,500        11.60        14.40       11.60           43
                               2/27/98        2,000        11.60        12.90       11.60           48

Barry Carrington(3)            2/13/91           90         8.10        30.00        8.10           --
                               2/13/91        5,379         8.10        30.00        8.10           --
                               2/13/91        9,400         8.10        42.50        8.10           --
                               2/13/91       14,620         8.10        36.00        8.10           --
                               2/13/91       14,130         8.10        42.50        8.10           --

Charles Isherwood(4)           2/15/91       10,000         8.10        42.50        8.10           --
-----------------------------------------------------------------------------------------------------------

(1) Mr. Ferguson served as the Company's Chief Executive Officer through September 1999.


(2)     Mr. Laws served as the Company's Chief Executive Officer through April
        1999.

(3)     Mr. Carrington served as the Company's Chief Executive Officer through
        1996.

(4)     Mr. Isherwood served as the Company's Chief Financial Officer through
        1996.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


        (a) Certain Relationships and Related Transactions. As described in Proposal No. 2, the Company has entered into certain transactions with Teamasia. Mr. Pinamaneni, in addition to serving as a director of the Company, is a Managing Director and stockholder of Teamasia.


        (b) Employment Contracts.

        Except as described below, none of the Company's executive officers have employment contracts or severance agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.


        By letter agreement between the Company and its new Chief Executive Officer and President, Brad Whitney, dated January 13, 2000, the Company confirmed, among other things, an annual salary of $200,000 along with a severance package that includes twelve (12) months' salary in the event of an involuntary termination of Mr. Whitney's employment without cause. Mr. Whitney will also receive stock options and other employee benefits and can earn a performance-based bonus if the Company meets certain financial results during the 2001 fiscal year and following fiscal years.


        By letter agreement between the Company and its new Chief Financial Officer, Joy E. Leo, effective January 31, 2000, the Company confirmed, among other things, an annual salary of $170,000 along with a severance package that includes six (6) months' salary in the event of an involuntary termination of Ms. Leo's employment without cause. Ms. Leo will also receive stock options and other employee benefits and can earn a performance-based bonus if the Company meets certain financial results during the 2001 fiscal year and following fiscal years.



INDEPENDENT ACCOUNTANTS

        PricewaterhouseCoopers LLP has audited the Company's financial statements annually beginning with the fiscal year ended March 27, 1994. Its representatives are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS FOR 2000 PROXY STATEMENT

        Stockholder proposals that are intended to be presented at the Company's annual meeting of stockholders to be held in 2000 must be received by the Company no later than [September __, 2000 (120 days before the date listed above when these proxy materials were made available to stockholders, ] in order to be included in the proxy statement and related proxy materials. Any stockholder proposal received by the Company later than [December __, 2000 (75 days after the proceeding date)] shall be considered untimely.

STOCK PERFORMANCE GRAPH

        The graph depicted below shows the Company's stock price as an index for the last five-year period, assuming $100 invested on March 31, 1994 and the reinvestment of dividends. Also depicted are the composite prices of companies listed on the Nasdaq National Market Index and the Nasdaq Index of Electronic Equipment Manufacturers--comprised of companies primarily engaged in the manufacture of electronic components and accessories--also assuming $100 invested on March 31, 1994. This information has been provided to the Company by Media General Financial Services.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG IMP, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ ELECTRONIC COMPONENTS INDEX





                              [PERFORMANCE GRAPH]





          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURNS


                                3/31/94     3/31/95     3/31/96     3/31/97     3/29/98     3/31/99
                                -------     -------     -------     -------     -------     -------
IMP, Inc.                       $   100     $   100     $   400     $   118     $    84     $    72
Nasdaq                          $   100     $   111     $   151     $   168     $   258     $   382
Nasdaq Electronic Equipment
Manufacturers                   $   100     $   131     $   172     $   302     $   345     $   506

        This Section is not "Soliciting Material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

INCORPORATION BY REFERENCE


        The Company incorporates by reference the documents listed below containing certain financial and other information about the Company.

    (1) The Company's Form 10-K/A No. 3 for the fiscal year ended March 28, 1999, filed March 15, 2000;

    (2) The Company's Quarterly Report on Form 10-Q/A No. 2 for the fiscal quarter ended June 27, 1999 filed March 15, 2000;

    (3) The Company's Quarterly Report on Form 10-Q/A for the fiscal quarter ended September 27, 1999 filed March 15, 2000; and

    (4) The Company's Quarterly Report on Form 10-Q/A for the fiscal quarter ended December 26, 1999 filed March 15, 2000.


OTHER BUSINESS

        The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.


                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        /s/ BRAD WHITNEY
                                        ----------------------------------
                                        Brad Whitney
                                        President and CEO

Dated: March 15, 2000

                                                                  EXECUTION COPY

                                   EXHIBIT A



                                   IMP, Inc.
            --------------------------------------------------------

                        PHASE 2 STOCK PURCHASE AGREEMENT

                          Dated as of December 15, 1999

                               TABLE OF CONTENTS


                                                                                     PAGE
ARTICLE 1         PURCHASE AND SALE OF STOCK...........................................1

        SECTION 1.1.    Delivery.......................................................1

ARTICLE 2         REPRESENTATIONS AND WARRANTIES OF COMPANY............................1

        SECTION 2.1.    Organization, Standing and Qualification.......................1

        SECTION 2.2.    Capitalization.................................................1

        SECTION 2.3.    Validity of Stock..............................................2

        SECTION 2.4.    Subsidiaries...................................................2

        SECTION 2.5.    Financial Statements...........................................2

        SECTION 2.6.    Authorization; Approvals.......................................3

        SECTION 2.7.    No Conflict with Other Instruments.............................3

        SECTION 2.8.    Absence of Undisclosed Liabilities; Changes....................3

        SECTION 2.9.    Patents, Trademarks and Other Intangible Assets................3

        SECTION 2.10.   Taxes..........................................................4

        SECTION 2.11.   Litigation.....................................................4

        SECTION 2.13.   Private Offering...............................................4

        SECTION 2.14.   Fees and Commissions...........................................4

        SECTION 2.15.   Compliance with Environmental Laws.............................5

ARTICLE 3         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER...........5

        SECTION 3.1.    Authorization..................................................5

        SECTION 3.2.    Investment Representations.....................................5

        SECTION 3.3.    Investment Experience; Access to Information...................5

        SECTION 3.4.    Absence of Registration........................................6

        SECTION 3.5.    Restrictions on Transfer.......................................6

        SECTION 3.6.    Transfer Instructions..........................................6

        SECTION 3.7.    Economic Risk..................................................6

        SECTION 3.8.    Fees and Commissions...........................................7

        SECTION 3.9.    [Reserved].....................................................7

        SECTION 3.10.   Restructuring of Debt..........................................7

        SECTION 3.11.   Wafer Purchase Commitment......................................7

ARTICLE 4         CONDITIONS TO OBLIGATIONS OF THE PURCHASER...........................7

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                     PAGE
        SECTION 4.1.    Conditions to Obligations  of the Purchaser....................7

ARTICLE 5         CONDITIONS TO OBLIGATIONS OF COMPANY.................................8

        SECTION 5.1.    Conditions to Obligations  of the Company......................8

ARTICLE 6         AFFIRMATIVE COVENANTS................................................9

        SECTION 6.1.    Preparation of Proxy Statement: Stockholders' Meeting..........9

        SECTION 6.2.    Piggy-Back Registrations.......................................9

        SECTION 6.3.    Registrations on Form S-1 or Form S-3.........................10

        SECTION 6.4.    Effectiveness.................................................11

        SECTION 6.5.    Right of First Offer..........................................11

        SECTION 6.6.    Additional Purchases By Purchaser.............................12

        SECTION 6.7.    Employee Retention Plan.......................................13

        SECTION 6.8.    Purchaser's Board of Directors Designee.......................13

ARTICLE 7         MISCELLANEOUS.......................................................13

        SECTION 7.1.    Survival of Agreements........................................13

        SECTION 7.2.    Notices.......................................................13

        SECTION 7.3.    Modifications; Waiver.........................................14

        SECTION 7.4.    Exculpation...................................................14

        SECTION 7.5.    Entire Agreement..............................................14

        SECTION 7.6.    Successors and Assigns........................................14

        SECTION 7.7.    Enforcement...................................................15

        SECTION 7.8.    Execution and Counterparts....................................15

        SECTION 7.9.    Governing Law and Severability................................15

        SECTION 7.10.   Headings......................................................15

        SECTION 7.11.   Confidentiality...............................................16

        SECTION 7.12.   [Reserved.]...................................................16

        SECTION 7.13.   [Reserved.]...................................................16

        SECTION 7.14.   Indemnification...............................................16

        SECTION 7.15.   [Reserved]....................................................17

        SECTION 7.16.   Expenses......................................................17

ANNEX I - ADDITIONAL PURCHASER REPRESENTATIONS.......................................I-1

DISCLOSURE SCHEDULE..................................................................S-1

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                    PAGE
SCHEDULE 2.2(B) - WARRANTS..........................................................S2.2(B)-1

SCHEDULE 2.9 - PATENTS.................................................................S2.9-1

SCHEDULE 2.10 - TAXES ................................................................S2.10-1

SCHEDULE 2.12 - DEFAULT OF OBLIGATIONS ...............................................S2.12-1

SCHEDULE 3.11 - FOUNDRY SERVICES......................................................S3.11-1

EXHIBIT A - FORM OF LEGAL OPINION.........................................................A-1

                        PHASE 2 STOCK PURCHASE AGREEMENT


        Agreement, dated as of December 15, 1999 between IMP, Inc., a Delaware corporation (the "Company") and Teamasia Semiconductors PTE Ltd., a Singapore corporation (the "Purchaser").

                                    ARTICLE 1
                           PURCHASE AND SALE OF STOCK

        SECTION 1.1. Delivery. Subject to the provisions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to the Purchaser at the Closing, 4,793,235 shares of common stock of the Company, (the "Purchased Shares") for the aggregate purchase price of $3,930,000 ($0.82 per share) (the "Purchase Price"). The purchase and sale of Purchased Shares shall take place at the offices of the Company at 10:00 a.m. West Coast time not later than 14 Business Days after the last condition of
Section 4.1 herein is satisfied, or at such other time and place as the Company and Purchaser mutually agree upon in writing (which time and place are designated as the "Closing" and which date is designated as the "Closing Date"). At the Closing, the Company shall deliver to the Purchaser a certificate representing the Purchased Shares that the Purchaser is purchasing against delivery to the Company by the Purchaser by wire transfer, certified check for immediately available funds, or other manner approved by the Company, in the amount of the purchase price therefor payable to the Company's order.

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

        As of the date of this Agreement and as of the Closing Date, the Company represents and warrants that, except as set forth in the Disclosure Schedules:

        SECTION 2.1. Organization, Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and corporate authority to own, lease and operate its property and assets and to conduct its business as presently conducted and as proposed to be conducted by it. The Company has full corporate power and corporate authority to enter into and perform its obligations under this Agreement, to carry out the transactions contemplated by this Agreement. The nature of the Company's business and its ownership or leasing of property do not require that the Company become qualified as a foreign corporation in any state or jurisdiction where it is not qualified, other than where the failure to so qualify will not have a material adverse effect on the Company. Complete and correct copies of the articles and by-laws of the Company, as amended to date, have been delivered to counsel for the Purchaser.

        SECTION 2.2. Capitalization.

        (a) The capital stock of the Company consists of 50,000,000 shares of authorized common stock, par value $0.01 per share ("Common Stock"), of which 4,040,544 shares are issued and outstanding as of the date of this Agreement and 619,533 shares are reserved for issuance pursuant to employee stock purchase and/or option ownership plans that have been adopted by the Company for officers, directors, employees and consultants.

        (b) Except as set forth on Schedule 2.2, there are (i) no outstanding warrants, options, convertible securities or rights to subscribe for or purchase any capital stock or other securities from the Company, (ii) to the Company's knowledge, no voting trusts or voting agreements among, or irrevocable proxies executed by, stockholders of the Company, and (iii) no obligations (contingent or otherwise) of the Company to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

        (c) The Company was notified on November 19, 1999 that the NASDAQ Stock Market is conducting a review of the Company to determine its eligibility for continued listing on the NASDAQ Small Cap Market. The Company is in the process of providing financial information to NASDAQ Stock Market evidencing the Company's current and on-going compliance and fully anticipates maintaining its listing with the NASDAQ Small Cap Market.

        SECTION 2.3. Validity of Stock. The Purchased Shares to be sold pursuant to this Agreement, when issued, sold, and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

        SECTION 2.4. Subsidiaries. The Company does not own any capital stock, partnership interests or other equity interests of, or control, directly or indirectly, any other corporation, partnership, association or business entity.

        SECTION 2.5. Financial Statements.

        (a) The Company has furnished the Purchaser with its audited financial statements as of and for the year ended March 28, 1999, and an audited balance sheet as of March 28, 1999 (the "Balance Sheet") (together, the "1999 Financial Statements"). As amended on July 26, 1999, the 1999 Financial Statements and the Balance Sheet are true and correct in all material respects, are in accordance with the books and records of the Company, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, and fairly present the financial position of the Company as of such date and the results of its operations for the periods then ended.

        (b) The unaudited balance sheet of the Company as of September 26, 1999 (the "Current Balance Sheet") and the related unaudited statements of profit and loss and cash flow, including the footnotes thereto (collectively, the "Current Financial Statements"), for the three months then ended, a copy of which has been made available to the Purchaser, fairly present, in conformity with generally accepted accounting principles, applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the financial position of the Company as of such date and its results of operations (subject to normal year-end adjustments). The 1999 Financial Statements and Current Financial Statements are hereinafter referred to as the "Financial Statements".

        SECTION 2.6. Authorization; Approvals. All action on the part of the Company and its stockholders necessary for the authorization, execution, delivery, and performance of all its obligations under this Agreement and for the authorization, issuance, and delivery of the Purchased Shares being sold under this Agreement, has been taken or will be taken prior to the Closing Date. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby in accordance with Section 203 of the Delaware General Corporation Law. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has obtained or will obtain prior to the Closing Date all necessary consents, authorizations, approvals and orders, and has made all registrations, qualifications, designations, declarations or filings with all federal, state, or other relevant governmental authorities required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement.

        SECTION 2.7. No Conflict with Other Instruments. The execution, delivery and performance of this Agreement does not and will not result in any violation of, conflict with, or constitute a default under any terms or provision of (a) the Company's articles of incorporation or bylaws; (b) any judgment, decree or order to which the Company is a party or by which its property is bound; (c) any agreement, contract, understanding, indenture or other instrument to which the Company is a party, the effect of which would give rise to a material adverse effect on the Company; or (d) any statute, rule or governmental regulation applicable to the Company or any of its property.

        SECTION 2.8. Absence of Undisclosed Liabilities; Changes. To its knowledge, the Company has no liability or obligation, which would have a material adverse effect on the Company, absolute or contingent, including, without limiting the generality of the foregoing, any tax liabilities due or to become due, not reflected in the Current Balance Sheet, except: (a) obligations and liabilities incurred after the date of the Current Balance Sheet in the ordinary course of business that are not individually or in the aggregate material, (b) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with GAAP and (c) obligations under this Agreement. Without limiting the generality of the foregoing, the Company does not know of, and has no reasonable ground to believe that there is any basis for the assertion against the Company of, any material liabilities of the Company.

        SECTION 2.9. Patents, Trademarks and Other Intangible Assets.

        (a) The Company has taken otherwise reasonable security measures to protect the secrecy, confidentiality and value of all material intellectual property of the Company.

        (b) To the knowledge of the Company, the Company has title and ownership (or licenses to use in various cases) of all patents, trademarks, service marks, trade names, copyrights, trade secrets, and other intellectual property rights necessary for its business as now conducted or as currently proposed to be conducted without any known conflict with or infringement of the rights of others. Except as disclosed in Schedule 2.9 hereto, the Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or other intellectual property rights of any other person or entity where any such allegation, if true, would be reasonably likely to have a material adverse effect on the Company.

        SECTION 2.10. Taxes. The Company has accurately prepared and timely filed all federal, state and local reports, returns, estimates, declarations, information returns and statements with respect to taxes (together, "Tax Returns") that are required to be filed by it and has paid or made provision for the payment of all taxes due with respect to the periods covered by such Tax Returns, in all material respects. Except as disclosed in Schedule 2.10, no deficiency assessment or proposed adjustment of federal income taxes or state or municipal taxes of the Company is pending and the Company has no knowledge of any proposed liability for any tax to be imposed where any such assessment or proposed adjustment, if adversely decided, would be reasonably likely to have a material adverse effect on the Company. For the purpose of this Section 2.10, "tax" or "taxes" shall mean all federal, state, local or foreign taxes, including but not limited to income, gross receipts, windfall profits, alternative minimum, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

        SECTION 2.11. Litigation. Except as otherwise set forth herein, no action, proceeding or governmental inquiry or investigation is pending or to the knowledge of the Company threatened against (a) the Company or any of its officers, directors or employees (in their capacity as such), (b) any of the Company's properties or (c) to the knowledge of the Company, any material consultant to the Company, in any case before any court, arbitration board or tribunal or administrative or other governmental agency, nor is the Company aware that there is any basis for the foregoing, where any such action, proceeding, inquiry or investigation, if adversely decided, would be reasonably likely to have a material adverse effect on the Company.

        SECTION 2.12. Relationship with Creditors. The Company is presently in default of its obligations to, or has negotiated revised payment schedules with, the parties listed in Schedule 2.12, as described therein.

        SECTION 2.13. Private Offering. The Company agrees that neither the Company nor anyone acting on its behalf has offered or will offer securities of the Company or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Purchased Shares not exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"). None of the shares of the Company's capital stock issued and outstanding has been offered or sold in such a manner as to make the issuance and sale of such shares not exempt from such registration requirements, and all such shares of capital stock have been offered and sold in compliance with all applicable federal and state securities laws.

        SECTION 2.14. Fees and Commissions. The Company has not retained, or otherwise authorized to act, any finder, broker, agent, financial advisor or other intermediary (collectively, "Intermediary") in connection with the transactions contemplated by this Agreement and the Company shall indemnify and hold harmless the Purchaser from liability for any compensation, to any Intermediary retained or otherwise authorized to act by, or on behalf of, the Company and the fees and expenses of defending against such liability or alleged liability.

        SECTION 2.15. Compliance with Environmental Laws. To the knowledge of the Company, it is not in violation of any agreement, instrument, judgment, decree, or order, or federal, state, local or foreign statute, ordinance, rule or regulation applicable to or binding upon it (including but not limited to any environmental laws, rules and regulations), the violation of which would be reasonably likely to have a material adverse effect on the Company. To the knowledge of the Company, there is no contamination of any real property leased or operated by the Company that could subject the Company to liability in excess of $50,000 under any environmental laws or regulations.

                                    ARTICLE 3
           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

        The Purchaser covenants, and as of the date of this Agreement and as of the Closing Date, the Purchaser represents and warrants that:

        SECTION 3.1. Authorization. The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser.

        SECTION 3.2. Investment Representations. The Purchaser is acquiring the Purchased Shares for the Purchaser's own account, for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities or any part thereof in violation of federal or state securities laws.

        SECTION 3.3. Investment Experience; Access to Information. (a) The Purchaser or a person acting in its capacity as "purchaser representative" (as defined in Regulation D of the Securities Act) for the Purchaser, is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act, is a sophisticated investor; is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of this investment, has the ability to bear the economic risks of this investment, has been furnished with or has had access to such information as is specified in subparagraph (b)(2) of Rule 502 promulgated under the Securities Act, was not organized or reorganized for the specific purpose of acquiring the Purchased Shares purchased by it and has been afforded the opportunity to ask questions of, and to receive answers from, the Company and to obtain any additional information, to the extent the Company has or could have acquired such information without unreasonable effort or expense, all as necessary for the Purchaser or "purchaser representative" to make an informed investment decision with respect to the purchase of the Purchased Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article 2 of this Agreement or the right of the Purchaser to rely thereon.

        (a) In addition to the foregoing, the Purchaser acknowledges, represents and warrants, as applicable, as set forth in Annex I hereto.

        SECTION 3.4. Absence of Registration. The Purchaser understands that the Purchased Shares to be sold and issued hereunder may not be sold by the Purchaser unless it is subsequently registered under the Securities Act, or an exemption from such registration is available.

        SECTION 3.5. Restrictions on Transfer. The Purchaser agrees that (a) it will not offer, sell, pledge, hypothecate, or otherwise dispose of the Purchased Shares other than to its "affiliates" unless such offer, sale, pledge, hypothecation or other disposition is (i) registered under the Securities Act, or (ii) in compliance with an opinion of counsel to the Purchaser, delivered to the Company and reasonably acceptable to it, to the effect that such offer, sale, pledge, hypothecation or other disposition thereof does not violate the Securities Act, and (b) the certificate(s) representing the Purchased Shares shall bear a legend stating in substance:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED OTHER THAN TO AFFILIATES (AS DEFINED) OF THE REGISTERED HOLDER HEREOF UNLESS AND UNTIL REGISTERED UNDER SAID ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION DOES NOT VIOLATE THE PROVISIONS THEREOF.

        For purposes of this Section 3.5, "affiliate" of any Purchaser means (i) any entity more than 10% of the voting stock or other voting interest of which is owned, directly or indirectly through one or more intermediaries, by the Purchaser, (ii) any entity which owns, directly or indirectly through one or more intermediaries, more than 10% of the voting stock of the Purchaser, (iii) any entity of which 10% or more of the voting stock is owned by an affiliate of the Purchaser, and (iv) with respect to a Purchaser that is a trust, a grantor or beneficiary of such trust or other entity under the control of such grantor or beneficiary. Upon request of a holder of Purchased Shares the Company shall remove the legend set forth above from the certificates evidencing such Purchased Shares or issue to such holder new certificates therefor free of such legend, if with such request the Company shall have received an opinion of counsel selected by the holder and reasonably satisfactory to the Company, in form and substance reasonably satisfactory to the Company, to the effect that such Purchased Shares are not required by the Securities Act to continue to bear the legend.

        SECTION 3.6. Transfer Instructions. The Purchaser agrees that the Company may provide for appropriate transfer instructions to implement the provisions of Section 3.5 hereof.

        SECTION 3.7. Economic Risk. The Purchaser understands that it must bear the economic risk of the investment represented by the purchase of Purchased Shares for an indefinite period.

        SECTION 3.8. Fees and Commissions. The Purchaser represents and warrants that it has retained, or otherwise authorized to act, no Intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company from liability for any compensation to any Intermediary retained or otherwise authorized to act by, or on behalf of, the Purchaser and the fees and expenses of defending against such liability or alleged liability.

        SECTION 3.9. [Reserved].

        SECTION 3.10. Restructuring of Debt. At the election of the Board of Directors of the Company, the Purchaser shall (a) prior to the Closing Date, use its reasonable efforts to; and (b) after the Closing Date, provide alternative financing facilities to the Company's financing facilities that are in effect at the time of such election by the Board of Directors.

        SECTION 3.11. Wafer Purchase Commitment. The Purchaser hereby acknowledges that it is obligated to purchase wafers from the Company in accordance with Section 3.11 of the stock purchase agreement between the Company and the Purchaser dated October 8, 1999.

                                    ARTICLE 4
                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

        SECTION 4.1. Conditions to Obligations of the Purchaser. The obligation of the Purchaser on the Closing Date to purchase the Purchased Shares under this Agreement shall be subject to each of the following conditions precedent, any one or more of which may be waived by the Purchaser:

        (a) Representations and Warranties. The representations and warranties made by the Company herein shall be true and accurate in all material respects on and as of the Closing Date.

        (b) Performance. The Company shall have performed and complied with all agreements and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by it prior to the Closing in all material respects.

        (c) Consents, etc. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement, to issue the Purchased Shares to be purchased by the Purchaser.

        (d) Compliance Certificates. The Company shall have delivered to the Purchaser or its representative at the Closing an Officer's Certificate to the effect that, to such Officer's knowledge, all conditions specified in Sections 4.1(a) through (c), inclusive, have been fulfilled.

        (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the

Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser or its counsel may reasonably request.

        (f) Opinion of Company's Counsel. On the Closing Date, the Purchaser shall have received from Orrick, Herrington & Sutcliffe LLP, counsel for the Company, an opinion, dated the Closing Date, reasonably satisfactory in form and substance to the Purchaser and its counsel, and in the form attached hereto as Exhibit A.

        (g) Shareholder and Governmental Approval. The Company agrees to use its reasonable efforts to prepare a proxy statement, obtain the necessary approvals from its stockholders, to obtain all applicable Governmental Approvals and to amend and restate the Certificate of Incorporation to incorporate Section 6.6 of this Agreement.

        (h) Incumbency Certificate. The Company shall provide a certificate dated the Closing Date of the Secretary or Assistant Secretary of the Company certifying and attaching as exhibits thereto: (i) the Amended and Restated Certificate of Incorporation; (ii) the By-laws; and (iii) the minutes of the Board of Directors approving the execution, delivery and performance of this Agreement.

                                    ARTICLE 5
                      CONDITIONS TO OBLIGATIONS OF COMPANY

        SECTION 5.1. Conditions to Obligations of the Company. The obligation of the Company at the Closing to issue and sell the Purchased Shares to be purchased under this Agreement shall be subject to the following conditions precedent, which may be waived by the Company:

        (a) Representations and Warranties. The representations and warranties made by the Purchaser herein shall be true and accurate in all material respects on and as of the Closing Date.

        (b) Performance. The Purchaser shall have performed and complied with all agreements and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by it prior to or at the Closing in all material respects.

        (c) Compliance Certificates. The Purchaser shall have delivered to the Company or its representative at the Closing an Officer's Certificate to the effect that, to such Officer's knowledge, all conditions specified in Sections 5.1(a) and (b) have been fulfilled.

        (d) Consents of Creditors. The Company shall have received consents from Copelco Capital, Inc., Lyon Credit Corporation, and CIT Group/Credit Finance, Inc. with respect to the Company executing, delivering and performing this Agreement.

        (e) Bridge Financing. Within 14 days of a request by the Company (which request shall be made between the date hereof and the Closing Date), the Purchaser, and/or its

Affiliates (as defined below), shall lend the Company up to the amount of the Purchase Price upon commercially reasonable terms, which amount shall be repaid from the Purchase Price at Closing; provided, however, that (i) between the date hereof and the date upon which the conditions of Section 4.1(g) are satisfied, the Purchaser and/or its Affiliates shall be required to use their reasonable efforts to fulfill their obligations under this Section 5.1(e) and (ii) after the date on which the conditions of Section 4.1(g) are satisfied, the Purchaser and/or its Affiliates shall be obligated to satisfy the conditions of this
Section 5.1(e).

        For the purposes of this Agreement, "Affiliate" shall mean, with respect to any natural person or entity ("Person"): (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the capital stock having ordinary voting power in the election of directors of such Person; (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (iii) each of such Person's officers, directors, joint ventures and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

                                    ARTICLE 6
                              AFFIRMATIVE COVENANTS

        SECTION 6.1. Preparation of Proxy Statement: Stockholders' Meeting. Promptly following the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement relating to the meeting of the Company's stockholders to be held in connection with this Agreement (the "Proxy Statement"). Purchaser shall be entitled to review drafts of, and comment upon the Proxy Statement, and the Company shall in good faith consider such comments. The Company shall use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as possible.

        The Company, acting through its Board of Directors, shall, in accordance with its Certificate of Incorporation and Bylaws promptly and duly call, give notice of, convene and hold as soon as practicable, a meeting (the "Stockholders Meeting") of the Company's stockholders for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and, subject to the exercise of the Board of Director's fiduciary duties, (i) recommend approval and adoption of this Agreement by the stockholders of the Company and include in the Proxy Statement such recommendation; and (ii) take all reasonable and lawful action to solicit and obtain such approval.

        SECTION 6.2. Piggy-Back Registrations. If at any time the Company shall determine to register for its own account or the account of others under the Securities Act any of its equity securities, other than on Form S-8 or Form S-4 or their then equivalents (a "Piggy-Back Registration"), it shall send to the Purchaser, written notice of such determination and, if within fifteen (15) days after receipt of such notice, the Purchaser shall so request in writing, the Company shall use its diligent efforts to include in such registration statement all or any part of the Registrable Shares (as defined below) the Purchaser requests to be registered, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion (or none, if so required by the managing underwriter) of the Registrable Shares with respect to which such Holder has requested inclusion hereunder. For the purposes of this Section, "Registrable Shares" shall mean and include (i) Purchased Shares held by the Purchaser; (ii) the shares of Common Stock of the Company purchased by Purchaser under the terms of the Stock Purchase Agreement dated as of October 8, 1999 between the Purchaser and the Company, and (iii) any shares of Common Stock issued to (or issuable upon exercise of warrants issued to) any bank or other lender, or equipment lessor in connection with the Company obtaining a loan or equipment financing, if the Company expressly accords to such shares the registration rights contained in this Agreement; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon the consummation of any sale of such shares pursuant to a registration statement or Rule 144 under the Securities Act.

        SECTION 6.3. Registrations on Form S-1 or Form S-3. In addition to the rights provided the Purchaser in Section 6.1 above, if the registration of Registrable Shares under the Securities Act can be effected on Form S-1 or Form S-3 (or any equivalent successor form promulgated by the Commission), then the Company shall provide the Purchaser with the following rights:

        (a) For the Purchaser. Upon the written request of the Purchaser, the Company shall so notify Purchaser, and then shall, as expeditiously as possible, use its diligent efforts to effect qualification and registration under the Securities Act on Form S-1 or Form S-3 of all or such portion of the Registrable Shares as the Purchaser shall specify; provided, however, the Company shall not be required to effect a registration pursuant to this Section 6.3(a) unless the market value of the Registrable Shares to be sold by the Purchaser in any such registration shall be at least $2,000,000 at the time of filing such registration statement, and further provided that the Company shall not be required to effect (i) any registration during the first six (6) months immediately following the Closing Date; (ii) a registration during the three (3) months thereafter pursuant to this Section 6.3(a) unless the Registrable Shares are less than twenty percent (20%) of the Purchased Shares; (iii) a registration during each three(3) month period thereafter pursuant to Section 6.3(a) unless the Registrable Shares are less than twenty percent (20%) of the then-remaining Purchased Shares; and (iv) more than five registrations in the aggregate pursuant to this Section 6.3(a).

        (b) Conflicts. In the event that, in a registration under this Section
6.3 which is effected through an underwriter, the underwriter imposes a limitation on the number of Registrable Shares which may be included in the registration statement in order to effect an orderly public distribution, then the Company shall exclude from such registration statement, first, all shares which are not Registrable Shares, and second, Registrable Shares which are requested to be included pursuant to Section 6.2.

        SECTION 6.4. Effectiveness. The Company will use its diligent efforts to maintain the effectiveness for up to one hundred twenty (120) days (or such shorter period of time as the underwriters need to complete the distribution of the registered offering, or ninety (90) days in the case of a "shelf" registration statement on Form S-1 or Form S-3) of any registration statement pursuant to which any of the Registrable Shares are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Company will also provide the Purchaser with as many copies of the prospectus contained in any such registration statement as it may reasonably request.

        SECTION 6.5. Right of First Offer.

        (a) Subject to this Section 6.5 and other than as disclosed in Section 2.2(b), if the Company shall decide to issue or sell, any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, shares of Preferred Stock, (iii) any debt security of the Company which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, the Company shall, in each case, first offer to sell such securities (the "Offered Securities") to the Purchaser and its Affiliates (the "Preemptive Stockholders"), if they (collectively) hold at least 40% (forty percent) of the then outstanding capital stock of the Company, as follows: the Company shall offer to sell to the Preemptive Stockholders that portion of the Offered Securities as the number of shares of Common Stock which the Preemptive Stockholders then hold or have the right to acquire bears to the sum of the total number of issued and outstanding shares of Common Stock and upon exercise of warrants, options and rights outstanding, at a price and on such other terms as shall have been specified by the Company in writing delivered to the Preemptive Stockholders (the "Offer"), which Offer by its terms shall remain open for a period of 14 days from the giving of the Offer.

        (b) Notice of the Preemptive Stockholders' intention to accept, in whole or in part, any Offer made pursuant to clause (a) shall be evidenced by a writing signed by the Preemptive Stockholders and delivered to the Company prior to the end of the 14-day period of such Offer, setting forth the number of shares or securities the Preemptive Stockholders elect to purchase (the "Notice of Acceptance"). Failure of the Preemptive Stockholders to deliver a Notice of Acceptance within said 14 days will be deemed to be a rejection of the Offer.

        (c) The Company shall have one hundred twenty (120) days from the end of said 14-day period to sell any such Offered Securities as to which a Notice of Acceptance has not been given (the "Refused Securities") to any Person or Persons, substantially on the same terms and conditions as set forth in the Offer.

        (d) The rights of the Preemptive Stockholders under this Section 6.5 shall terminate for all future issuances of Offered Securities upon the earlier of (i) two (2) years after the Closing Date; and (ii) any date on which Purchaser and/or its Affiliates hold less than forty percent (40%) of the then-outstanding capital stock of the Company.

        (e) The rights of the Preemptive Stockholders under this Section 6.5 shall not apply to:

               (i) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

               (ii) Preferred Stock issued as a dividend to holders of Preferred Stock or upon any subdivision or combination of shares of Preferred Stock;

               (iii) Common Stock issued upon exercise of options, warrants and rights outstanding as of the date of this Agreement;

               (iv) Common Stock and options of the Company issued after the date hereof to directors, officers, employees or consultants of the Company and any Subsidiary pursuant to any qualified or non-qualified stock option plan, employee stock ownership plan, employee benefit plan, stock plan, or such other options, arrangements, agreements or plans intended principally as a means of providing compensation or incentive compensation for employment or services, approved by the Board of Directors of the Company;

               (v) Options, warrants or shares issued to banks or other lenders or equipment lessors in connection with the Company obtaining loans or equipment financing or to customers, prospective customers, vendors or strategic partners; or

               (vi) Securities issued in a merger or consolidation or as consideration for the acquisition by the Company of any other corporation or other business entity or of the assets and business thereof.

        (f) For convenience in administration, the Company may offer and sell Securities covered by the right in clause (a) without first offering such Securities to the Preemptive Stockholders, so long as the Preemptive Stockholders are given the opportunity to purchase their pro rata amount within 45 days after the close of the sale of Securities.

        (g) The rights of the Preemptive Stockholders set forth herein are nonassignable except (i) to any or all of the beneficial owners of the Preemptive Stockholders; (ii) an Affiliate of the Preemptive Stockholders; and
(iii) to a purchaser who is not a competitor of the Company and who purchases all of the Preemptive Stockholders' Securities of the Company. Any assignee permitted under the preceding sentence shall assume the assignor's obligations under this Agreement and become a party to this Agreement in a manner reasonably satisfactory to the Company.

        SECTION 6.6. Additional Purchases By Purchaser. Unless approved by the Board of Directors unanimously, if, on any day other than the Closing Date, the Purchaser and/or its Affiliates elect to purchase shares of Common Stock that would result in the Purchaser or its affiliates holding more than 51% of the fully diluted Common Stock pursuant to a purchase of stock, a purchase of assets, a merger or a combination, or any other form of acquisition, such additional purchase shall be subject to the vote of the stockholders of the Company and shall be approved if at least fifty-one percent (51%) of the stockholders vote in favor of the transaction and no more than twenty percent (20%) of the stockholders vote against such transaction. Notwithstanding the foregoing, the provisions of this Section 6.6 shall terminate at such time as the Purchaser and/or its Affiliates have acquired equal to or greater than 75% of the outstanding Common Stock of the Company.

        SECTION 6.7. Employee Retention Plan. The Company and the Purchaser agree that after the Closing hereunder, the Company shall, subject to Board of Directors approval, set aside an additional 1,000,000 shares of Common Stock of the Company in order to grant options in the form of qualified or non-qualified Common Stock option grants to certain Company employees pursuant to a key employee retention plan.

        SECTION 6.8. Purchaser's Board of Directors Designee. Promptly after the Closing Date, the Company's Board of Directors shall take the necessary steps to add one person designated by the Purchaser as a member of the Company's Board of Directors. The parties agree to promptly designate any person whom the Company names as CEO in the future as a member of the Board. The parties further agree that in the event that Bernard Vonderschmitt ceases to serve as a member of the Board, Zvi Grinfas may, in his sole discretion and as long as he is still serving as a member of the Board, designate a person to replace Mr. Vonderschmitt as a member of the Board.

                                    ARTICLE 7
                                  MISCELLANEOUS

        SECTION 7.1. Survival of Agreements. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement.

        SECTION 7.2. Notices. All notices, requests, consents and other communications herein (except as stated in the last sentence of this Section 7.2) shall be in writing and shall be mailed by first-class certified mail, postage prepaid and return receipt requested, personally delivered, faxed, or sent by recognized overnight courier service, as follows:

        (a)    If to the Company:

               IMP, Inc.
               2830 North First Street
               San Jose, California U.S.A.  95143-2071
               Attention:  Chief Executive Officer
               Fax:  (408) 434-0335

               With a copy to

               Richard Grey, Esq.
               Orrick, Herrington & Sutcliffe LLP
               Old Federal Reserve Bank Building
               400 Sansome Street
               San Francisco, California  94111-3143
               Fax:  (415) 773-5759

        (b)    If to the Purchaser:

               Teamasia Semiconductors PTE Ltd.
               PSA Building, PO Box 512
               Singapore 91148

               With a copy to:

               Robert T. Borawski, Inc.
               4125 Blackford Ave., Suite 140
               San Jose, California  95117
               Fax:  (408) 241-8895

or such other addresses as each of the parties hereto may provide from time to time in writing to the other parties.

        SECTION 7.3. Modifications; Waiver. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or in writing, except that any provision of this Agreement may be amended and the observance of any such provision may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the party to be charged.

        SECTION 7.4. Exculpation. The Purchaser acknowledges that it is not relying upon any statements or instruments made or issued by any person, firm or corporation, other than those contained in this Agreement in making its decision to invest in the Company.

        SECTION 7.5. Entire Agreement. This Agreement, together with the schedules and exhibits attached hereto and the officer's certificate and financial statements delivered pursuant hereto and made a part hereof, contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties and commitments, whether in writing or oral, prior to or contemporaneous with the Closing Date.

        SECTION 7.6. Successors and Assigns. Except as otherwise expressly provided in this Agreement, all of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

        SECTION 7.7.      Enforcement.

        (a) Remedies at Law or in Equity. If the Company shall default in any of its obligations under this Agreement or if any representation or warranty made by or on behalf of the Company in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading in any material respect as of the date of this Agreement or as of the Closing or as of the date it was made, furnished or delivered, the Purchaser may proceed to protect and enforce its rights, including by way of suit in equity or action at law. In the event the Purchaser brings such an action against the Company, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        (b) Remedies Cumulative; Waiver. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to a party at law or in equity. No express or implied waiver by Purchaser of any default shall be a waiver of any future or subsequent default. The failure or delay of any party in exercising any rights granted it hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right by a party shall not exhaust the same or constitute a waiver of any other right provided herein.

        SECTION 7.8. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute one instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it and by the Company.

        SECTION 7.9. Governing Law and Severability. (a) This agreement shall be governed by the internal laws of the state of California, without regard to principles of conflicts of law. Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court in San Francisco, California, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

        (b) In the event any provision of this agreement or the application of any such provision to any party shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this agreement shall remain in full force and effect.

        SECTION 7.10. Headings. The descriptive headings of the Articles and Sections hereof and the Schedules and Exhibits hereto are inserted for convenience only and do not constitute a part of this Agreement.

        SECTION 7.11. Confidentiality. The Purchaser agrees that it will keep confidential and will not disclose, or divulge any confidential, proprietary, secret or non-public information which the Purchaser may obtain from the Company and not use such information other than for the benefit of the Company or in furtherance of the Purchaser's rights as a shareholder of the Company; provided, that, no such information shall be deemed to be non-public if it (i) is or becomes generally available to the public other than as a result of a disclosure by the Purchaser or its respective agents, representatives or employees; (ii) is or becomes available to the Purchaser on a non-confidential basis from a source (other than the Company or one of its officers, directors, agents, representatives or employees) that is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation; or (iii) was known to the Purchaser on a non-confidential basis prior to its disclosure to it by the Company and provided further that, any other term of this Agreement to the contrary notwithstanding, the Company shall not be obligated to disclose any information, the disclosure of which it believes in good faith would be detrimental to the Company or its stockholders.

        SECTION 7.12. [Reserved.]

        SECTION 7.13. [Reserved.]

        SECTION 7.14. Indemnification.

        (a) The Company agrees to indemnify and hold harmless the Purchaser from and against any and all liabilities, obligations, losses, out-of-pocket costs or damages ("Loss") and reasonable attorneys' and accountants' fees and expenses, court costs and all other reasonable out-of-pocket expenses ("Expense") incurred by the Purchaser in connection with or arising from or attributable to any breach by the Company, of any of its representations, warranties, obligations, covenants or agreements contained in this Agreement; provided, however, that the Purchaser shall not be entitled to indemnification for Losses or Expenses pursuant to this Section unless and until the amount of Losses and Expenses exceeds $100,000. Thereafter, the Company shall be liable for indemnification for Losses and Expenses only to the extent the aggregate amount thereof exceeds $100,000. Notwithstanding the foregoing, the terms "Loss" and "Expense" shall not include incidental, consequential or punitive damages except in a third party claim, action or suit.

        (b) If the Purchaser believes that it has suffered or incurred any Loss or Expense pursuant to this Section, it shall so notify the Company promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense. Promptly after receipt by the Purchaser of notice of the commencement of any action by any third party, such indemnified party shall, if a claim in respect thereof is to be made against the Company under this Section notify the Company in writing of the commencement thereof (but the failure so to notify the Company shall not relieve the Company from any liability which it may have under this Section except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it might otherwise have). Unless the Company is contesting a third party claim, the Company shall promptly pay such claim or reimburse the Purchaser if the Purchaser has made payment.

        (c) The Company shall have the right to conduct and control, through counsel of its choosing, any third party claim, action or suit. The Company shall permit the Purchaser to participate in the defense of any such action or suit through counsel chosen by it, provided that the fees and expenses of such counsel shall be borne by the Purchaser. The Company may agree to any compromise or settlement with respect to a claim for money damages without the consent of the Purchaser; provided, that the Company shall not effect any compromise or settlement which will have a continuing effect on the business of the Purchaser without the prior consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

        SECTION 7.15. [Reserved].

        SECTION 7.16. Expenses. The parties shall each pay their own legal, accounting and financial advisory fees and other out-of-pocket expenses related to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated.



                [The rest of this page left intentionally blank.]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

                                            IMP, INC.


                                            By: /s/ ZVI GRINFAS
                                               ---------------------------------
                                               Name: ZVI GRINFAS
                                                     ---------------------------
                                               Title: PRESIDENT & CEO
                                                     ---------------------------



                                            TEAMASIA SEMICONDUCTORS PTE LTD.


                                            By: /s/ SUBBA RAO PINAMANENI
                                               ---------------------------------
                                               Name: SUBBA RAO PINAMANENI
                                                     ---------------------------
                                               Title: MANAGING DIRECTOR
                                                     ---------------------------



                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE

                                   EXHIBIT B


                                   IMP, Inc.
            --------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

                           Dated as of October 8, 1999

                               TABLE OF CONTENTS


                                                                                     PAGE
Article 1      PURCHASE AND SALE OF STOCK..............................................1
        SECTION 1.1.    Delivery.......................................................1
Article 2      REPRESENTATIONS AND WARRANTIES OF COMPANY...............................1
        SECTION 2.1.    Organization, Standing and Qualification.......................1
        SECTION 2.2.    Capitalization.................................................1
        SECTION 2.3.    Validity of Stock..............................................2
        SECTION 2.4.    Subsidiaries...................................................2
        SECTION 2.5.    Financial Statements...........................................2
        SECTION 2.6.    Authorization; Approvals.......................................2
        SECTION 2.7.    No Conflict with Other Instruments.............................3
        SECTION 2.8.    Absence of Undisclosed Liabilities; Changes....................3
        SECTION 2.9.    Patents.  Trademarks and Other Intangible Assets...............3
        SECTION 2.10.   Taxes..........................................................3
        SECTION 2.11.   Litigation.....................................................4
        SECTION 2.13.   Private Offering...............................................4
        SECTION 2.14.   Fees and Commissions...........................................4
        SECTION 2.15.   Compliance with Environmental Laws.............................4
Article 3      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER..............5
        SECTION 3.1.    Authorization..................................................5
        SECTION 3.2.    Investment Representations.....................................5
        SECTION 3.3.    Investment Experience; Access to Information...................5
        SECTION 3.4.    Absence of Registration........................................5
        SECTION 3.5.    Restrictions on Transfer.......................................5
        SECTION 3.6.    Transfer Instructions..........................................6
        SECTION 3.7.    Economic Risk..................................................6
        SECTION 3.8.    Fees and Commissions...........................................6
        SECTION 3.9.    Purchaser's Board of Directors Designee........................6
        SECTION 3.10.   Payment of Certain Expenses....................................7
        SECTION 3.11.   Wafer Purchase Commitment......................................7
Article 4      CONDITIONS TO OBLIGATIONS OF THE PURCHASER..............................7
        SECTION 4.1.    Conditions to Obligations  of the Purchaser....................7

                               TABLE OF CONTENTS
                                  (continued)

                                                                                     PAGE
Article 5      CONDITIONS TO OBLIGATIONS OF COMPANY....................................8
        SECTION 5.1.    Conditions to Obligations  of the Company......................8
Article 6      AFFIRMATIVE COVENANTS...................................................8
        SECTION 6.1.    Use of Proceeds................................................8
        SECTION 6.2.    Piggy-Back Registrations.......................................8
        SECTION 6.3.    Officers of the Company........................................9
        SECTION 6.4.    Right of First Offer...........................................9
Article 7      MISCELLANEOUS..........................................................10
        SECTION 7.1.    Survival of Agreements........................................10
        SECTION 7.2.    Notices.......................................................11
        SECTION 7.3.    Modifications; Waiver.........................................11
        SECTION 7.4.    Exculpation...................................................12
        SECTION 7.5.    Entire Agreement..............................................12
        SECTION 7.6.    Successors and Assigns........................................12
        SECTION 7.7.    Enforcement...................................................12
        SECTION 7.8.    Execution and Counterparts....................................12
        SECTION 7.9.    Governing Law and Severability................................12
        SECTION 7.10.   Headings......................................................13
        SECTION 7.11.   Confidentiality...............................................13
        SECTION 7.12.   No Solicitation...............................................13
        SECTION 7.13.   Termination...................................................14
        SECTION 7.14.   Indemnification...............................................14
        SECTION 7.15.   Teamasia's Future Investments in the Company..................15

ANNEX I - ADDITIONAL PURCHASER REPRESENTATIONS.......................................I-1
DISCLOSURE SCHEDULE .................................................................S-1
SCHEDULE 1.1 - CLOSING DATES......................................................S1.1-1
SCHEDULE 2.2(b) - WARRANTS.....................................................S2.2(b)-1
SCHEDULE 2.9 - PATENTS............................................................S2.9-1
SCHEDULE 2.10 - TAXES............................................................S2.10-1
SCHEDULE 2.12 - DEFAULT OF OBLIGATIONS ..........................................S2.12-1
SCHEDULE 3.11 - FOUNDRY SERVICES.................................................S3.11-1
EXHIBIT A - FORM OF LEGAL OPINION....................................................A-1

                            STOCK PURCHASE AGREEMENT


        Agreement, dated as of October 8, 1999 between IMP, Inc., a Delaware corporation (the "Company") and Teamasia Semiconductors (India) Ltd., a limited Indian corporation (the "Purchaser").

                                    ARTICLE 1
                           PURCHASE AND SALE OF STOCK

        SECTION 1.1. Delivery. Subject to the provisions of this Agreement, the Purchaser agrees to purchase at the Closings (as defined below), and the Company agrees to sell and issue to the Purchaser at the Closings, 671,173 shares (the "Shares") of Common Stock of the Company, for the aggregate purchase price of $2,050,000 ($3.05 per share). The purchase and sale of Shares (in the amounts specified on Schedule 1.1) shall take place at the offices of the Company at 10:00 a.m. West Coast time on the dates set forth on Schedule 1.1, or at such other time and place as the Company and Purchaser mutually agree upon in writing (which time and place are designated as the "Closings" and which date is designated as the "Closing Dates"). At each Closing, commencing with the October 15 Closing (at which Closing the Company shall deliver certificates representing the Shares purchased on both the October 8, 1999 and October 15, 1999 Closing
Date), the Company shall deliver to the Purchaser a certificate representing the Common Stock which the Purchaser is purchasing against delivery to the Company by the Purchaser by wire transfer, certified check for immediately available funds, or other manner approved by the Company, in the amount of the purchase price therefor payable to the Company's order.

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

        The Company represents and warrants that, except as set forth in the Disclosure Schedules:

        SECTION 2.1. Organization, Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and corporate authority to own, lease and operate its property and assets and to conduct its business as presently conducted and as proposed to be conducted by it. The Company has full corporate power and corporate authority to enter into and perform its obligations under this Agreement, to carry out the transactions contemplated by this Agreement. The nature of the Company's business and its ownership or leasing of property do not require that the Company become qualified as a foreign corporation in any state or jurisdiction where it is not qualified, other than where the failure to so qualify will not have a material adverse effect on the Company. Complete and correct copies of the articles and by-laws of the Company, as amended to date, have been delivered to counsel for the Purchaser.

        SECTION 2.2. Capitalization.

        (a) The capital stock of the Company consists of 50,000,000 shares of authorized common stock, par value $0.01 per share ("Common Stock"), of which 3,372,731 shares are issued and outstanding as of the date of this Agreement and 617,279 shares are reserved for issuance pursuant to employee stock purchase and/or option ownership plans that have been adopted by the Company for officers, directors, employees and consultants.

        (b) Except as set forth on Schedule 2.2, there are (i) no outstanding warrants, options, convertible securities or rights to subscribe for or purchase any capital stock or other securities from the Company, (ii) to the Company's knowledge, no voting trusts or voting agreements among, or irrevocable proxies executed by, shareholders of the Company, and (iii) no obligations (contingent or otherwise) of the Company to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

        SECTION 2.3. Validity of Stock. The Common Stock to be sold pursuant to this Agreement, when issued, sold, and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

        SECTION 2.4. Subsidiaries. The Company does not own any capital stock, partnership interests or other equity interests of, or control, directly or indirectly, any other corporation, partnership, association or business entity.

        SECTION 2.5. Financial Statements. (a) The Company has furnished the Purchaser with its audited financial statements as of and for the year ended March 28, 1999, and an audited balance sheet as of March 28, 1999 (the "Balance Sheet") (together, the "1999 Financial Statements"). The 1999 Financial Statements and the Balance Sheet are true and correct in all material respects, are in accordance with the books and records of the Company, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, and fairly present the financial position of the Company as of such date and the results of its operations for the periods then ended.

        (b) The unaudited balance sheet of the Company as of June 30, 1999 (the "Current Balance Sheet") and the related unaudited statements of profit and loss and cash flow, including the footnotes thereto (collectively, the "Current Financial Statements"), for the three months then ended, a copy of which has been made available to the Purchaser, fairly present, in conformity with generally accepted accounting principles, applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the financial position of the Company as of such date and its results of operations (subject to normal year-end adjustments). The 1999 Financial Statements and Current Financial Statements are hereinafter referred to as the "Financial Statements".

        SECTION 2.6. Authorization; Approvals. All action on the part of the Company and its shareholders necessary for the authorization, execution, delivery, and performance of all its obligations under this Agreement and for the authorization, issuance, and delivery of the Common Stock being sold under this Agreement, has been taken. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has obtained or will obtain prior to the Closings all necessary consents, authorizations, approvals and orders, and has made all registrations, qualifications, designations, declarations or filings with all federal, state, or other relevant governmental authorities required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement.

        SECTION 2.7. No Conflict with Other Instruments. The execution, delivery and performance of this Agreement does not and will not result in any violation of, conflict with, or constitute a default under any terms or provision of (i) the Company's articles of incorporation or bylaws; (ii) any judgment, decree or order to which the Company is a party or by which its property is bound; (iii) any agreement, contract, understanding, indenture or other instrument to which the Company is a party, the effect of which would give rise to a material adverse effect on the Company; or (iv) any statute, rule or governmental regulation applicable to the Company or any of its property.

        SECTION 2.8. Absence of Undisclosed Liabilities; Changes. (a) To its knowledge, the Company has no liability or obligation, which would have a material adverse effect on the Company, absolute or contingent, including, without limiting the generality of the foregoing, any tax liabilities due or to become due, not reflected in the Current Balance Sheet, except (i) obligations and liabilities incurred after the date of the Current Balance Sheet in the ordinary course of business that are not individually or in the aggregate material, (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with GAAP and (iii) obligations under this Agreement. Without limiting the generality of the foregoing, the Company does not know of, and has no reasonable ground to believe that there is any basis for the assertion against the Company of, any material liabilities of the Company.

        SECTION 2.9. Patents. Trademarks and Other Intangible Assets.

        (a) The Company has taken otherwise reasonable security measures to protect the secrecy, confidentiality and value of all material intellectual property of the Company.

        (b) To the knowledge of the Company, the Company has title and ownership (or licenses to use in various cases) of all patents, trademarks, service marks, trade names, copyrights, trade secrets, and other intellectual property rights necessary for its business as now conducted or as currently proposed to be conducted without any known conflict with or infringement of the rights of others. Except as disclosed in Schedule 2.9 hereto, the Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or other intellectual property rights of any other person or entity where any such allegation, if true, would be reasonably likely to have a material adverse effect on the Company.

        SECTION 2.10. Taxes. The Company has accurately prepared and timely filed all federal, state and local reports, returns, estimates, declarations, information returns and statements with respect to taxes (together, "Tax Returns") that are required to be filed by it and has paid or made provision for the payment of all taxes due with respect to the periods covered by such Tax Returns, in all material respects. Except as disclosed in Schedule 2.10, no deficiency assessment or proposed adjustment of federal income taxes or state or municipal taxes of the Company is pending and the Company has no knowledge of any proposed liability for any tax to be imposed where any such assessment or proposed adjustment, if adversely decided, would be reasonably likely to have a material adverse effect on the Company. For the purpose of this Section 2.10, "tax" or "taxes" shall mean all federal, state, local or foreign taxes, including but not limited to income, gross receipts, windfall profits, alternative minimum, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

        SECTION 2.11. Litigation. Except as otherwise set forth herein, no action, proceeding or governmental inquiry or investigation is pending or to the knowledge of the Company threatened against (i) the Company or any of its officers, directors or employees (in their capacity as such), (ii) any of the Company's properties or (iii) to the knowledge of the Company, any material consultant to the Company, in any case before any court, arbitration board or tribunal or administrative or other governmental agency, nor is the Company aware that there is any basis for the foregoing, where any such action, proceeding, inquiry or investigation, if adversely decided, would be reasonably likely to have a material adverse effect on the Company.

        SECTION 2.12. Relationship with Creditors. The Company is presently in default of its monetary obligations to the parties listed in Schedule 2.12, as described therein.

        SECTION 2.13. Private Offering. The Company agrees that neither the Company nor anyone acting on its behalf has offered or will offer securities of the Company or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Common Stock not exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"). None of the shares of the Company's capital stock issued and outstanding has been offered or sold in such a manner as to make the issuance and sale of such shares not exempt from such registration requirements, and all such shares of capital stock have been offered and sold in compliance with all applicable federal and state securities laws.

        SECTION 2.14. Fees and Commissions. The Company has not retained, or otherwise authorized to act, any finder, broker, agent, financial advisor or other intermediary (collectively, "Intermediary") in connection with the transactions contemplated by this Agreement and the Company shall indemnify and hold harmless the Purchaser from liability for any compensation, to any Intermediary retained or otherwise authorized to act by, or on behalf of, the Company and the fees and expenses of defending against such liability or alleged liability.

        SECTION 2.15. Compliance with Environmental Laws. To the knowledge of the Company, it is not in violation of any agreement, instrument, judgment, decree, or order, or federal, state, local or foreign statute, ordinance, rule or regulation applicable to or binding upon it (including but not limited to any environmental laws, rules and regulations), the violation of which would be reasonably likely to have a material adverse effect on the Company. To the knowledge of the Company, there is no contamination of any real property leased or operated by the Company that could subject the Company to liability in excess of $50,000 under any environmental laws or regulations.

                                    ARTICLE 3
           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

        The Purchaser represents and warrants that:

        SECTION 3.1. Authorization. The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser.

        SECTION 3.2. Investment Representations. The Purchaser is acquiring the Common Stock for the Purchaser's own account, for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities or any part thereof in violation of federal or state securities laws.

        SECTION 3.3. Investment Experience; Access to Information. (a) The Purchaser or a person acting in its capacity as "purchaser representative" (as defined in Regulation D of the Securities Act) for the Purchaser, is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act, is a sophisticated investor; is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of this investment, has the ability to bear the economic risks of this investment, has been furnished with or has had access to such information as is specified in subparagraph (b)(2) of Rule 502 promulgated under the Securities Act, was not organized or reorganized for the specific purpose of acquiring the Common Stock purchased by it and has been afforded the opportunity to ask questions of, and to receive answers from, the Company and to obtain any additional information, to the extent the Company has or could have acquired such information without unreasonable effort or expense, all as necessary for the Purchaser or "purchaser representative" to make an informed investment decision with respect to the purchase of the Common Stock. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article 2 of this Agreement or the right of the Purchaser to rely thereon.

        (b) In addition to the foregoing, the Purchaser acknowledges, represents and warrants, as applicable, as set forth in Annex I hereto.

        SECTION 3.4. Absence of Registration. The Purchaser understands that the Common Stock to be sold and issued hereunder may not be sold by the Purchaser unless it is subsequently registered under the Securities Act, or an exemption from such registration is available.

        SECTION 3.5. Restrictions on Transfer. The Purchaser agrees that (a) it will not offer, sell, pledge, hypothecate, or otherwise dispose of the Common Stock other than to its "affiliates" unless such offer, sale, pledge, hypothecation or other disposition is (i) registered under the Securities Act, or (ii) in compliance with an opinion of counsel to the Purchaser, delivered to the Company and reasonably acceptable to it, to the effect that such offer, sale, pledge, hypothecation or other disposition thereof does not violate the Securities Act, and (b) the certificate(s) representing the Common Stock shall bear a legend stating in substance:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED OTHER THAN TO AFFILIATES (AS DEFINED) OF THE REGISTERED HOLDER HEREOF UNLESS AND UNTIL REGISTERED UNDER SAID ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION DOES NOT VIOLATE THE PROVISIONS THEREOF.

        For purposes of this Section 3.5, "affiliate" of any Purchaser means (i) any entity more than 10% of the voting stock or other voting interest of which is owned, directly or indirectly through one or more intermediaries, by the Purchaser, (ii) any entity which owns, directly or indirectly through one or more intermediaries, more than 10% of the voting stock of the Purchaser, (iii) any entity of which 10% or more of the voting stock is owned by an affiliate of the Purchaser, and (iv) with respect to a Purchaser that is a trust, a grantor or beneficiary of such trust or other entity under the control of such grantor or beneficiary. Upon request of a holder of Common Stock the Company shall remove the legend set forth above from the certificates evidencing such Common Stock or issue to such holder new certificates therefor free of such legend, if with such request the Company shall have received an opinion of counsel selected by the holder and reasonably satisfactory to the Company, in form and substance reasonably satisfactory to the Company, to the effect that such Preferred or Common Stock is not required by the Securities Act to continue to bear the legend.

        SECTION 3.6. Transfer Instructions. The Purchaser agrees that the Company may provide for appropriate transfer instructions to implement the provisions of Section 3.5 hereof.

        SECTION 3.7. Economic Risk. The Purchaser understands that it must bear the economic risk of the investment represented by the purchase of Common Stock for an indefinite period.

        SECTION 3.8. Fees and Commissions. The Purchaser represents and warrants that it has retained, or otherwise authorized to act, no Intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company from liability for any compensation to any Intermediary retained or otherwise authorized to act by, or on behalf of, the Purchaser and the fees and expenses of defending against such liability or alleged liability.

        SECTION 3.9. Purchaser's Board of Directors Designee. Promptly after the initial Closing Date on October 8, 1999, the Company's Board of Directors shall take the necessary steps to add a person designated by the Purchaser as a member of the Company's Board of Directors. In connection therewith, the Purchaser's designee shall resign from the Board of Directors immediately upon any failure by the Purchaser to complete the acquisition of any Shares in accordance with the provisions hereof including, but not limited to, Schedule 1.1.

        SECTION 3.10. Payment of Certain Expenses. The Purchaser agrees to pay all of the fees and expenses of Gerbsman Partners incurred in connection with the restructuring of the Company's debt up to $250,000.

        SECTION 3.11. Wafer Purchase Commitment. The Purchaser hereby agrees to purchase wafers from the Company for the Company's third fiscal quarter 2000, and in an amount not less than 25% of the Company's installed capacity for the fourth fiscal quarter 2000 and the first and second fiscal quarters 2001. Such wafer purchase commitment shall be for the price and upon the other terms and conditions, set forth on Schedule 3.11 and in accordance with a wafer purchase agreement to be negotiated in form and substance satisfactory to both parties.

                                    ARTICLE 4
                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

        SECTION 4.1. Conditions to Obligations of the Purchaser. The obligation of the Purchaser on each of the Closing Dates to purchase the Common Stock under this Agreement and in accordance with Schedule 1.1 shall be subject to each of the following conditions precedent, any one or more of which may be waived by the Purchaser:

        (a) Representations and Warranties. The representations and warranties made by the Company herein shall be true and accurate in all material respects on and as of each of the Closing Dates as if made on each of the Closing Dates (unless otherwise provided below).

        (b) Performance. The Company shall have performed and complied with all agreements and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by it prior to or at each of the Closings in all material respects.

        (c) Consents, etc. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement, to issue the Common Stock to be purchased by the Purchaser.

        (d) Compliance Certificates. The Company shall have delivered to the Purchaser or its representative at each of the Closings an Officer's Certificate to the effect that, to such Officer's knowledge, all conditions specified in Sections 4.1(a) through (c), inclusive, have been fulfilled.

        (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser or its counsel may reasonably request.

        (f) Opinion of Company's Counsel. On the initial Closing Date, October 8, 1999, the Purchaser shall have received from Orrick, Herrington & Sutcliffe LLP, counsel for the

Company, an opinion, dated the initial Closing Date and reasonably satisfactory in form and substance to the Purchaser and its counsel, and in the form attached hereto as Exhibit A.

                                    ARTICLE 5
                      CONDITIONS TO OBLIGATIONS OF COMPANY

        SECTION 5.1. Conditions to Obligations of the Company. The obligation of the Company at each of the Closings to issue and sell the Common Stock to be purchased under this Agreement shall be subject to the following conditions precedent, which may be waived by the Company:

        (a) Representations and Warranties. The representations and warranties made by the Purchaser herein shall be true and accurate in all material respects on and as of each of the Closing Dates as if made on each of the Closing Dates (unless otherwise provided below).

        (b) Performance. The Purchaser shall have performed and complied with all agreements and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by it prior to or at each of the Closings in all material respects.

        (c) Compliance Certificates. The Purchaser shall have delivered to the Company or its representative at each of the Closings an Officer's Certificate to the effect that, to such Officer's knowledge, all conditions specified in Sections 5.1(a) and (b) have been fulfilled.

                                    ARTICLE 6
                              AFFIRMATIVE COVENANTS

        SECTION 6.1. Use of Proceeds. The Company shall use the proceeds from the sale of the Common Stock only as follows: (a) to make compensation payments to its employees; (b) to pay lease obligations for leases in effect on the date hereof; or (c) to pay other operating expenses approved by Purchaser.

        SECTION 6.2. Piggy-Back Registrations. If at any time the Company shall determine to register for its own account or the account of others under the Securities Act any of its equity securities, other than on Form S-8 or Form S-4 or their then equivalents (a "Piggy-Back Registration"), it shall send to the Purchaser, written notice of such determination and, if within fifteen (15) days after receipt of such notice, the Purchaser shall so request in writing, the Company shall use its diligent efforts to include in such registration statement all or any part of the Registrable Shares (as defined below) the Purchaser requests to be registered, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion (or none, if so required by the managing underwriter) of the Registrable Shares with respect to which such Holder has requested inclusion hereunder. For the purposes of this Section, "Registrable Shares" shall mean and include (i) shares of Common Stock held by the Purchaser; and
(ii) any shares of

Common Stock issued to (or issuable upon exercise of warrants issued to) any bank or other lender, or equipment lessor in connection with the Company obtaining a loan or equipment financing, if the Company expressly accords to such shares the registration rights contained in this Agreement; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon the consummation of any sale of such shares pursuant to a registration statement or Rule 144 under the Securities Act.

        SECTION 6.3. Officers of the Company. The Company shall use reasonable efforts to hire executives for the officer positions in the Company that are currently vacant and which positions are critical to the future success of the Company and shall inform Purchaser of potential candidates identified by the Company and shall give reasonable consideration to Purchaser's recommendation and evaluation of potential candidates.

        SECTION 6.4. Right of First Offer.

        (a) Subject to this Section 6.4 and other than as disclosed in Section 2.1(b), if the Company shall decide to issue or sell, any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, shares of Preferred Stock, (iii) any debt security of the Company which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, the Company shall, in each case, first offer to sell such securities (the "Offered Securities") to the Purchaser (the "Preemptive Shareholder"), if it holds at least 15% of the then outstanding capital stock of the Company as follows: the Company shall offer to sell to the Preemptive Shareholder that portion of the Offered Securities as the number of Common Shares which the Preemptive Shareholder then holds or has the right to acquire bears to the sum of the total number of issued and outstanding Common Shares and upon exercise of warrants, options and rights outstanding, at a price and on such other terms as shall have been specified by the Company in writing delivered to the Preemptive Shareholder (the "Offer"), which Offer by its terms shall remain open for a period of 14 days from the giving of the Offer.

        (b) Notice of the Preemptive Shareholder's intention to accept, in whole or in part, any Offer made pursuant to clause (a) shall be evidenced by a writing signed by the Preemptive Shareholder and delivered to the Company prior to the end of the 14-day period of such Offer, setting forth the number of shares or securities the Preemptive Shareholder elects to purchase (the "Notice of Acceptance"). Failure of the Preemptive Shareholder to deliver a Notice of Acceptance within said 14 days will be deemed to be a rejection of the Offer.

        (c) The Company shall have one hundred twenty (120) days from the end of said 14-day period to sell any such Offered Securities as to which a Notice of Acceptance has not been given (the "Refused Securities") to any Person or Persons, substantially on the same terms and conditions as set forth in the Offer.

        (d) The rights of the Preemptive Shareholder under this Section 6.4 shall terminate for all future issuances of Offered Securities if the Preemptive Shareholder does not purchase all of the Offered Securities which it was entitled to purchase in this Section 6.4.

        (e) The rights of the Preemptive Shareholder under this Section 6.4 shall not apply to:

               (i) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

               (ii) Preferred Stock issued as a dividend to holders of Preferred Stock or upon any subdivision or combination of shares of Preferred Stock;

               (iii) Common Stock issued upon exercise of options, warrants and rights outstanding as of the date of this Agreement;

               (iv) Common Stock and options of the Company issued after the date hereof to directors, officers, employees or consultants of the Company and any Subsidiary pursuant to any qualified or non-qualified stock option plan, employee stock ownership plan, employee benefit plan, stock plan, or such other options, arrangements, agreements or plans intended principally as a means of providing compensation or incentive compensation for employment or services, approved by the Board of Directors of the Company;

               (v) Options, warrants or shares issued to banks or other lenders or equipment lessors in connection with the Company obtaining loans or equipment financing or to customers, prospective customers, vendors or strategic partners; or

               (vi) Securities issued in a merger or consolidation or as consideration for the acquisition by the Company of any other corporation or other business entity or of the assets and business thereof.

        (f) For convenience in administration, the Company may offer and sell Securities covered by the right in clause (a) without first offering such Securities to the Preemptive Shareholder, so long as the Preemptive Shareholder is given the opportunity to purchase its pro rata amount within 45 days after the close of the sale of Securities.

        (g) The rights of the Preemptive Shareholder set forth herein are nonassignable except (i) to any or all of the beneficial owners of the Preemptive Shareholder; (ii) an affiliate of the Preemptive Shareholder; and
(iii) to a purchaser who is not a competitor of the Company and who purchases all of the Preemptive Shareholder's Securities of the Company. Any assignee permitted under the preceding sentence shall assume the assignor's obligations under this Agreement and become a party to this Agreement in a manner reasonably satisfactory to the Company.

                                    ARTICLE 7
                                  MISCELLANEOUS

        SECTION 7.1. Survival of Agreements. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and any disposition of Common Stock issued upon conversion thereof.

        SECTION 7.2. Notices. All notices, requests, consents and other communications herein (except as stated in the last sentence of this Section 7.2) shall be in writing and shall be mailed by first-class certified mail, postage prepaid and return receipt requested, personally delivered, faxed, or sent by recognized overnight courier service, as follows:

        (a)    If to the Company:

               IMP, Inc.
               2830 North First Street
               San Jose, California U.S.A.  95143-2071
               Attention:  Chief Executive Officer
               Fax:  (408) 434-0335

               With a copy to

               Richard Grey, Esq.
               Orrick, Herrington & Sutcliffe LLP
               Old Federal Reserve Bank Building
               400 Sansome Street
               San Francisco, California  94111-3143
               Fax:  (415) 773-5759

        (b)    If to the Purchaser:

               Teamasia Semiconductors (India) Ltd.
               IDA, Patancheru
               Medak District
               Pin, 502 319, A.P. INDIA
               Attention:  Managing Director
               Fax:  (011) 91-8455-42070

               With a copy to:

               Robert T. Borawski, Inc.
               4125 Blackford Ave., Suite 140
               San Jose, California  95117
               Fax:  (408) 241-8895

or such other addresses as each of the parties hereto may provide from time to time in writing to the other parties.

        SECTION 7.3. Modifications; Waiver. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or in writing, except that any provision of this Agreement may be amended and the observance of any such provision may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the party to be charged.

        SECTION 7.4. Exculpation. The Purchaser acknowledges that it is not relying upon any statements or instruments made or issued by any person, firm or corporation, other than those contained in this Agreement in making its decision to invest in the Company.

        SECTION 7.5. Entire Agreement. This Agreement, together with the schedules and exhibits attached hereto and made a part hereof, contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties and commitments, whether in writing or oral, prior to or contemporaneous with the date hereof.

        SECTION 7.6. Successors and Assigns. Except as otherwise expressly provided in this Agreement, all of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

        SECTION 7.7. Enforcement.

        (a) Remedies at Law or in Equity. If the Company shall default in any of its obligations under this Agreement or if any representation or warranty made by or on behalf of the Company in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading in any material respect as of the date of this Agreement or as of the Closings or as of the date it was made, furnished or delivered, the Purchaser may proceed to protect and enforce its rights, including by way of suit in equity or action at law. In the event the Purchaser brings such an action against the Company, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        (b) Remedies Cumulative; Waiver. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to a party at law or in equity. No express or implied waiver by Purchaser of any default shall be a waiver of any future or subsequent default. The failure or delay of any party in exercising any rights granted it hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right by a party shall not exhaust the same or constitute a waiver of any other right provided herein.

        SECTION 7.8. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute one instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it and by the Company.

        SECTION 7.9. Governing Law and Severability. (a) This agreement shall be governed by the internal laws of the state of California, without regard to principles of conflicts of law. Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court in San Francisco, California, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

        (b) In the event any provision of this agreement or the application of any such provision to any party shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this agreement shall remain in full force and effect.

        SECTION 7.10. Headings. The descriptive headings of the Articles and Sections hereof and the Schedules and Exhibits hereto are inserted for convenience only and do not constitute a part of this Agreement.

        SECTION 7.11. Confidentiality. The Purchaser agrees that it will keep confidential and will not disclose, or divulge any confidential, proprietary, secret or non-public information which the Purchaser may obtain from the Company and not use such information other than for the benefit of the Company or in furtherance of the Purchaser's rights as a shareholder of the Company; provided, that, no such information shall be deemed to be non-public if it (i) is or becomes generally available to the public other than as a result of a disclosure by the Purchaser or its respective agents, representatives or employees; (ii) is or becomes available to the Purchaser on a non-confidential basis from a source (other than the Company or one of its officers, directors, agents, representatives or employees) that is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation; or (iii) was known to the Purchaser on a non-confidential basis prior to its disclosure to it by the Company and provided further that, any other term of this Agreement to the contrary notwithstanding, the Company shall not be obligated to disclose any information, the disclosure of which it believes in good faith would be detrimental to the Company or its shareholders.

        SECTION 7.12.     No Solicitation.

        (a) Each of the Purchaser and the Company agrees that for a period of two years from the last Closing Date, it shall not induce or encourage, directly or indirectly, any current employee of the other party to leave such party's employ, whether to accept a position with it or an entity related to it or otherwise. The restrictions in the previous sentence shall not be deemed to be violated by either party in the case of a general solicitation to hire, including, without limitation, through the use of advertising or recruiting (provided that a recruiter is not specifically instructed to solicit the other party's employees). Each of the Purchaser and the Company hereby further agrees that for a period of two years from the last Closing Date, it shall not take any action which would interfere with the business of the other party, unless such action is taken pursuant to the mutual agreement of both parties. The provisions of this Section 7.12 shall survive the last Closing Date for a period of two years.

        (b) Without limiting the right of either party to pursue all other legal and equitable rights available to them for violation of this Section 7.12, it is agreed that other remedies cannot fully compensate either party for such a violation and that each party shall be entitled to injunctive relief to prevent the violation or the continuing violation thereof. It is the intent and understanding of each party hereto that if, in any action before any Governmental Authority legally empowered to enforce this Section 7.12, any term, restriction, covenant or promise in this

Section 7.12 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such Governmental Authority.

        (c) For the purposes of the Section, "Governmental Authority" shall mean any federal, state, local or other governmental or administrative body, instrumentality, department, agency or any court, tribunal, administrative hearing, arbitration panel, commission or other similar dispute resolving panel or body.

        SECTION 7.13. Termination. In the event that the Purchaser shall fail to make any payment in full that it is obligated to make hereunder within three (3) Business Days of the applicable Closing Date set forth on Schedule 1.1, this Agreement shall terminate and the Company shall have no further obligation to sell and issue Shares to the Purchaser in accordance with this Agreement. Notwithstanding the foregoing, all provisions hereunder which the parties have agreed to survive termination of this Agreement shall remain binding upon the parties hereto. For the purpose of this Section, "Business Day" shall mean any day other than Saturday, Sunday or a holiday in San Jose, California.

        SECTION 7.14. Indemnification.

        (a) The Company agrees to indemnify and hold harmless the Purchaser from and against any and all liabilities, obligations, losses, out-of-pocket costs or damages ("Loss") and reasonable attorneys' and accountants' fees and expenses, court costs and all other reasonable out-of-pocket expenses ("Expense") incurred by the Purchaser in connection with or arising from or attributable to any breach by the Company, of any of its representations, warranties, obligations, covenants or agreements contained in this Agreement; provided, however, that the Purchaser shall not be entitled to indemnification for Losses or Expenses pursuant to this Section unless and until the amount of Losses and Expenses exceeds $100,000. Thereafter, the Company shall be liable for indemnification for Losses and Expenses only to the extent the aggregate amount thereof exceeds $100,000. Notwithstanding the foregoing, the terms "Loss" and "Expense" shall not include incidental, consequential or punitive damages except in a third party claim, action or suit.

        (b) If the Purchaser believes that it has suffered or incurred any Loss or Expense pursuant to this Section, it shall so notify the Company promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense. Promptly after receipt by the Purchaser of notice of the commencement of any action by any third party, such indemnified party shall, if a claim in respect thereof is to be made against the Company under this Section notify the Company in writing of the commencement thereof (but the failure so to notify the Company shall not relieve the Company from any liability which it may have under this Section except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it might otherwise have). Unless the Company is contesting a third party claim, the Company shall promptly pay such claim or reimburse the Purchaser if the Purchaser has made payment.

        (c) The Company shall have the right to conduct and control, through counsel of its choosing, any third party claim, action or suit. The Company shall permit the Purchaser to participate in the defense of any such action or suit through counsel chosen by it, provided that the fees and expenses of such counsel shall be borne by the Purchaser. The Company may agree to any compromise or settlement with respect to a claim for money damages without the consent of the Purchaser; provided, that the Company shall not effect any compromise or settlement which will have a continuing effect on the business of the Purchaser without the prior consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

        SECTION 7.15. Purchaser's Future Investments in the Company. It is the parties' intent that the Purchaser acquire not less than 51% of the fully diluted Common Shares of the Company at a price equal to a total of $5,980,000 ($5,980,000 - $2,050,000 (paid hereunder upon completion of purchase of 16.6%) = $3,930,000 (paid upon completion of Purchaser's purchase of the remaining Common Shares resulting in the Purchaser holding at least 51% of the fully diluted Common Shares)) no later than February 28, 2000. To that end, the parties agree that promptly upon the parties' execution of this Agreement, they will proceed to negotiate, in good faith, the terms and conditions of a share purchase agreement for the remaining Common Shares of the Company, which agreement will result in the Purchaser owning and maintaining not less than 51% of the fully diluted Common Shares. Further, the Company agrees to use its reasonable efforts to obtain the necessary approvals from its shareholders and to obtain all applicable Governmental Approvals in order to complete the Purchaser's purchase of such Common Shares, as expeditiously as possible. The Purchaser agrees to provide all reasonable assistance to the Company to obtain such approvals. Upon the Purchaser acquiring not less than 51% of the fully diluted Common Shares, the provisions of Section 7.12 shall no longer be obligations of either party.



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                                       15

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

                                            IMP, INC.


                                            By: /s/ ZVI GRINFAS
                                               ---------------------------------
                                               Name: ZVI GRINFAS
                                                     ---------------------------
                                               Title: PRESIDENT & CEO
                                                     ---------------------------



                                            TEAMASIA SEMICONDUCTORS (INDIA) LTD.


                                            By: /s/ SUBBA RAO PINAMANENI
                                               ---------------------------------
                                               Name: PINAMANENI SUBBA RAO
                                                     ---------------------------
                                               Title: MANAGING DIRECTOR
                                                     ---------------------------



                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE

                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                IMP, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ________________, 2000


               The undersigned stockholder of IMP, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated ____________, 2000, and hereby appoints each of Zvi Grinfas and Brad Whitney proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned at the Annual Meeting of Stockholders of IMP, Inc. to be held on ___________, 2000 at ______, local time, at the executive offices of IMP, Inc. 2830 North First Street, San Jose, California, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

               CONTINUED AND TO BE SIGNED ON REVERSE SIDE


        1. Proposal to elect the nominees herein to the Board of Directors.

              [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

        To withhold a vote for a particular nominee, strike through the name or names on the following list:

        Brad Whitney                               Zvi Grinfas
        Bernard Vonderschmitt                      Subbarao Pinamaneni

        2. Proposal to approve Stock Purchase Agreement with Teamasia Semiconductors PTE Ltd.

              [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

        3. Proposal to amend the Certificate of Incorporation.

              [ ] FOR              [ ] AGAINST              [ ] ABSTAIN


        4. Proposal to adopt the 1999 IMP, Inc. Stock Option Plan.

              [ ] FOR              [ ] AGAINST              [ ] ABSTAIN


        5. Proposal to adopt the 2000 IMP, Inc. Stock Option Plan.

              [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

        6. Proposal to ratify the appointment of the Independent Accountants.

              [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

        7. To vote on such other business as may properly come before the meeting or any adjournment thereof.

              [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: TO ELECT THE NOMINEES HEREIN TO THE BOARD OF DIRECTORS, FOR APPROVAL OF A STOCK PURCHASE AGREEMENT WITH TEAMASIA SEMICONDUCTORS PTE LTD., FOR APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION, TO APPROVE AND ADOPT THE 1999 IMP, INC. STOCK OPTION PLAN, FOR APPROVAL AND ADOPTION OF TO THE 2000 IMP, INC. STOCK OPTION PLAN; FOR RATIFICATION OF THE INDEPENDENT ACCOUNTANTS AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

        (This Proxy should be marked, dated signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                                                  Date:
        ---------------------------                     --------------------
        Signature